                            SHARE PURCHASE AGREEMENT


                                      among


                             GS POWER HOLDINGS, LLC


                             COGENTRIX ENERGY, INC.,

                                       and

             THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO,



                          Dated as of October 17, 2003

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I SALE AND PURCHASE OF SHARES                                     1

1.1   Sale and Purchase of Shares.............................................1
1.2   Consideration...........................................................1
1.3   Closing.................................................................2
1.4   Closing Deliveries......................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY                  3

2.1   Corporate Status, etc...................................................3
2.2   Capitalization..........................................................4
2.3   Conflicts; Consents.....................................................7
2.4   SEC Reports.............................................................8
2.5   Financial Statements....................................................9
2.6   Absence of Undisclosed Liabilities.....................................10
2.7   Absence of Certain Changes.............................................10
2.8   Tax Matters............................................................13
2.9   Litigation.............................................................18
2.10  Compliance with Laws...................................................18
2.11  Employee Benefits......................................................19
2.12  Permits................................................................22
2.13  Personal Property......................................................23
2.14  Real Property..........................................................24
2.15  Contracts..............................................................26
2.16  Insurance..............................................................31
2.17  Environmental Matters..................................................31
2.18  Labor Matters..........................................................34
2.19  Affiliate Transactions.................................................35
2.20  Projects; Regulatory Status............................................35
2.21  Brokers and Finders....................................................37
2.22  Bankruptcy.............................................................37
2.23  Intellectual Property..................................................37
2.24  Books and Records......................................................38
2.25  Form 15................................................................38
2.26  Disclosure.............................................................39

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS                39

3.1   Organization...........................................................40
3.2   Authority..............................................................40
3.3   Conflicts..............................................................40
3.4   Consents...............................................................41
3.5   The Company Common Stock...............................................41

3.6   [The Trust, the LLC Documents and Related Documents....................41
3.7   Brokers and Finders....................................................42

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER                    42

4.1   Corporate Status, etc..................................................43
4.2   Conflicts, Consents....................................................43
4.3   Financing..............................................................44
4.4   Litigation.............................................................44
4.5   Regulatory Status......................................................45
4.6   Brokers and Finders....................................................45

ARTICLE V COVENANTS                                                       45

5.1   Conduct of Business....................................................45
5.2   Efforts to Consummate Transaction......................................49
5.3   Access and Information.................................................52
5.4   Non-Solicitation.......................................................53
5.5   Contact with Customers and Suppliers, etc..............................55
5.6   Publicity..............................................................56
5.7   Employee Matters.......................................................56
5.8   Executive Amendment Agreements.........................................57
5.9   Insurance..............................................................57
5.10  Company Expenses Certificate...........................................58
5.11  Indemnification of Directors and Officers..............................58
5.12  Confidential Information...............................................58
5.13  Certain Notices........................................................59
5.14  Further Assurances.....................................................60
5.15  Financial Statements...................................................61
5.16  Release................................................................61
5.17  Consent Solicitation; Form 15..........................................62
5.18  Estoppels..............................................................64
5.19  Custody Agreement......................................................64
5.20  QF Certification.......................................................64

ARTICLE VI ADDITIONAL COVENANTS OF THE SHAREHOLDERS                       64

6.1   Voting of Company Common Stock.........................................64
6.2   Transfers of Company Common Stock; Custody.............................65
6.3   Certain Events.........................................................66
6.4   Additional Shares......................................................66

ARTICLE VII CONDITIONS TO CLOSING                                         66

7.1   Conditions to the Obligations of the Parties...........................66
7.2   Conditions to the Obligation of Purchaser..............................67
7.3   Conditions to the Obligation of Shareholders...........................70

ARTICLE VIII SURVIVAL AND INDEMNIFICATION                                 71

8.1   Survival of Representations and Warranties, Covenants and Agreements...71
8.2   Indemnification by the Shareholders....................................71
8.3   Indemnification by Purchaser...........................................74
8.4   Obligations of the Shareholders........................................74
8.5   Survival of Indemnification Obligations................................74
8.6   Right to Indemnification Not Affected by Knowledge.....................75
8.7   No Right to Contribution...............................................75
8.8   Exclusive Remedy.......................................................75
8.9   Indemnification Procedures.............................................76
8.10  Shareholders' Representative...........................................78

ARTICLE IX TERMINATION                                                    78

9.1   Termination............................................................78
9.2   Effect of Termination..................................................79

ARTICLE X DEFINITIONS AND INTERPRETATION                                  80

10.1  Definitions............................................................80
10.2  Other Defined Terms....................................................88
10.3  Interpretation.........................................................89

ARTICLE XI GENERAL PROVISIONS                                             91

11.1   Fees and Expenses; Transfer Taxes.....................................91
11.2   Further Actions.......................................................91
11.3   Certain Limitations...................................................91
11.4   Notices...............................................................92
11.5   Binding Effect........................................................93
11.6   Assignment; Successors; Third-Party Beneficiaries.....................94
11.7   Amendment; Waivers, etc...............................................94
11.8   Entire Agreement......................................................95
11.9   Knowledge; Interpretation; Schedules..................................95
11.10  Severability..........................................................96
11.11  Counterparts..........................................................96
11.12  Governing Law.........................................................96
11.13  Consent to Jurisdiction, etc..........................................96
11.14  Waiver of Punitive and Other Damages and Jury Trial...................97
11.15  Enforcement...........................................................98
11.16  Grant of Irrevocable Proxy; Appointment of Proxy......................98

                                    SCHEDULES

Schedule 2.1(b)                      Qualifications to do Business
---------------
Schedule 2.1(c)                      Organizational Documents
---------------
Schedule 2.2(a)                      Capitalization of the Company
---------------
Schedule 2.2(b)                      Wholly-Owned Subsidiaries
---------------
Schedule 2.2(c)                      Other Managed Companies
---------------
Schedule 2.2(d)                      Non-Managed Companies
---------------
Schedule 2.2(e)                      Equity Interests
---------------
Schedule 2.2(f)                      Excepted Companies
---------------
Schedule 2.2(g)                      Agreements with Respect to Common Stock
---------------
Schedule 2.3(a)                      Company Conflicts
---------------
Schedule 2.3(b)                      Covered Company Consents
---------------
Schedule 2.4                         Subsidiary SEC Filers
------------
Schedule 2.6(a)                      Liabilities
---------------
Schedule 2.6(b)                      Entities Without Material Liabilities
---------------
Schedule 2.7                         Absence of Certain Changes
------------
Schedule 2.8                         Tax Matters
------------
Schedule 2.8(d)                      Tax Return Jurisdictions
---------------
Schedule 2.9                         Litigation of Company
------------
Schedule 2.10                        Compliance with Laws by Company
-------------
Schedule 2.11(a)(i)                  Company Plans
-------------------
Schedule 2.11(a)(ii)                 Company Plan Ownership Interest Benefits
--------------------
Schedule 2.11(d)                     Company Plan Prohibited Transactions
----------------
Schedule 2.11(e)                     Company Plan Liabilities
----------------
Schedule 2.11(g)                     Company Plan Payments or Accelerations
----------------
Schedule 2.11(i)                     Company Plan Commitments
----------------
Schedule 2.11(m)                     Company Plan Restricted Amendments
----------------
Schedule 2.11(n)                     Employee Loans
----------------
Schedule 2.12                        Permits
-------------
Schedule 2.13                        Exception to Good Title
-------------
Schedule 2.14(a)                     Owned and Leased Real Property
----------------
Schedule 2.14(d)                     Status of Other Real Property Interests
----------------
Schedule 2.14(g)                     Rights with Respect to Owned Real Property
----------------
Schedule 2.14(h)                     Improvements
----------------
Schedule 2.15(a)                     Managed Company Material Contracts
----------------
Schedule 2.15(b)                     Non-Managed Company Material Contracts
----------------
Schedule 2.15(c)                     Company Material Contracts Defaults
----------------
Schedule 2.16(a)                     Insurance Policies
----------------
Schedule 2.16(e)                     Insurance Policy Notices
----------------
Schedule 2.17                        Environmental Matters
-------------
Schedule 2.18                        Labor Matters
-------------
Schedule 2.19                        Affiliate Transactions
-------------
Schedule 2.20(a)                     Facilities
----------------
Schedule 2.20(b)                     PUHCA Exceptions
----------------
Schedule 2.20(c)                     PURPA Exceptions
----------------
Schedule 2.21                        Brokers and Finders
-------------

Schedule 2.23(a)                     Intellectual Property
----------------
Schedule 2.23(d)                     Intellectual Property Notices
----------------
Schedule 3.3                         Shareholder Conflicts
------------
Schedule 3.4                         Shareholder Consents
------------
Schedule 3.5                         Company Common Stock
------------
Schedule 4.2(a)                      Purchaser Conflicts
---------------
Schedule 4.2(b)                      Purchaser Consents
---------------
Schedule 4.4                         Litigation of Purchaser
------------
Schedule 5.1                         Conduct of the Company
------------
Schedule 5.4                         Non-Solicitation
------------
Schedule 5.18                        Estoppels
-------------
Schedule 5.20                        QF Certifications
-------------
Schedule 6.1                         Prohibited Organizations
------------
Schedule 6.2                         Permitted Transfers
------------
Schedule 7.1(b)                      Project Companies Requiring FERC 203 Orders
---------------
Schedule 7.2(g)                      Governmental Entity Consents
---------------
Schedule 7.2(h).                     Closing Condition Consents
---------------
Schedule 10.1(a)                     Terminated Tolling Agreements
----------------
Schedule 10.1(b)                     Turbines
----------------
Schedule 10.1(c)                     Other Permitted Liens
----------------
Schedule 11.9(a)                     Company Knowledge Group
----------------
Schedule 11.9(b)                     Purchaser Knowledge Group
----------------

                                    EXHIBITS

Exhibit 2.11(o)(i)-(vi)             Executive Plan Amendments
------------------------
Exhibit 7.2(b)                       ReUse Asset Purchase Agreement
--------------
Exhibit 7.2(f)(i)                    Cogentrix Counsel Opinion Matters
-----------------
Exhibit 7.2(f)(ii)                   Van Ness Feldman Opinion Matters
------------------
Exhibit 7.2(f)(iii)                  Moore & Van Allen PLLC Opinion Matters
-------------------
Exhibit 7.3(d)                       Latham & Watkins Opinion Matters
--------------
Exhibit 10.1(a)                      Shareholder Guaranty
---------------
Exhibit 10.1(b)                      Employee Guaranty
---------------

                            SHARE PURCHASE AGREEMENT


         SHARE PURCHASE AGREEMENT, dated as of October 17, 2003, among GS Power Holdings, LLC, a Delaware limited liability company (the "Purchaser"), Cogentrix Energy, Inc., a North Carolina corporation (the "Company"), and the shareholders of the Company listed on the signature pages hereto (each, a "Shareholder" and collectively, the "Shareholders"). Each of Purchaser, the Company and the Shareholders are sometimes referred to individually herein as a "Party", and any two or more of Purchaser, the Company or the Shareholders are sometimes collectively referred to herein as "Parties".

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Purchaser and the Company have approved the Share Purchase Agreement upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, each Shareholder owns the number of shares of common stock of the Company (the "Company Common Stock") set forth opposite such Shareholder's name on Schedule 2.2(a) attached hereto;

         WHEREAS, Purchaser desires to purchase from the Shareholders, and the Shareholders desire to sell to Purchaser, all of the Company Common Stock, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in this Agreement and of the mutual benefits to be derived therefrom, the Parties agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF SHARES

         1.1 Sale and Purchase of Shares.

         Subject to and in accordance with the terms and conditions of this Agreement, Purchaser shall purchase from the Shareholders, and each Shareholder shall sell to Purchaser such Shareholder's Company Common Stock (the "Transaction").

         1.2 Consideration.

         The consideration to be paid by Purchaser in respect of the purchase of each share of Company Common Stock shall be an amount in cash payable to the holder thereof at Closing, determined by dividing (x) the Adjusted Consideration by (y) the number of shares of Company Common Stock outstanding immediately prior to the Closing;

provided that the amount of the cash payment to any Shareholder at Closing shall be reduced by the amount of any and all outstanding principal and accrued but unpaid interest as of the Closing Date under any loan to such Shareholder from the Company or one of its Subsidiaries, and such loan shall thereupon be deemed paid in full.

         1.3 Closing.

         The closing of the Transaction (the "Closing") shall take place at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York, at 10:00 a.m., New York time, as soon as practicable, but in any event not later than five business days after satisfaction or waiver of the conditions contained in
Article VII, or at such other place, time and date (the "Closing Date") as the Parties may agree; provided that the Closing shall not occur prior to December 8, 2003.

         1.4 Closing Deliveries.

         At the Closing:

         (a) Each Shareholder (or the custodian under the Custody Agreement) shall deliver (in accordance with the Custody Agreement) to Purchaser one or more certificates representing all of such Shareholder's Company Common Stock, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps.

         (b) Purchaser shall pay to each Shareholder such Shareholder's Percentage Share of the Adjusted Consideration (as may be adjusted pursuant to Section 1.2) for the Company Common Stock so delivered by the Shareholders, by wire transfer of immediately available funds to the account of the Shareholders designated at least five business days prior to the Closing Date.

         (c) Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Purchaser is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Purchaser. Notwithstanding the foregoing, unless there is a change in law, the parties agree that no deduction or withholding shall be required for federal income Tax purposes on any amount payable to a holder of Company Common Stock if such holder delivers to Purchaser (i) Internal Revenue Service Form W-9 and (ii) the certification of domestic status described in section 1.1445-5(b)(3)(ii)(D) of the Treasury Regulations.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company Disclosure Schedules delivered by the Company to Purchaser concurrently with the execution of this Agreement, the Company represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows in this Article II. Items disclosed on one particular Company Disclosure Schedule relating to one Section of this Agreement are deemed to be constructively disclosed or listed on other Company Disclosure Schedules relating to other sections of this Agreement to the extent it is reasonably apparent on the face of such other Company Disclosure Schedules that such disclosure is applicable to such other Company Disclosure Schedules.

         2.1 Corporate Status, etc.

         (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has full corporate power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted. Each of the Managed Companies and, to the knowledge of the Company, each of the Non-Managed Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full corporate, limited liability company or partnership power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted.

         (b) Qualification. Each of the Managed Companies and, to the knowledge of the Company, each of the Non-Managed Companies, is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership in all jurisdictions in which such qualification is necessary under applicable Law as a result of the conduct of its business or the ownership of its properties, except for those jurisdictions where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which each of the Managed Companies is qualified to do business is listed on Schedule 2.1(b).

         (c) Organizational Documents. The Company has delivered or made available to Purchaser complete and correct copies of the Organizational Documents of each of the Managed Companies, which Organizational Documents are in full force and effect. Except as set forth on Schedule 2.1(c), to the knowledge of the Company, the Company has delivered or made available to Purchaser complete and correct copies of the Organizational Documents of each of the Non-Managed Companies, which Organizational Documents are in full force and effect.

         (d) Authorization, etc. The Company has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate and Shareholder action, as applicable, on the part of the Company in accordance with the NCBCA and the Organizational Documents of the Company, and no other corporate proceedings or approvals on the part of the Company or any of the Shareholders is necessary to authorize this Agreement or the other Transaction Documents or perform the obligations under this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

         (e) Execution. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by laws affecting the enforcement of creditor's rights generally or by general equitable principles. Each other Transaction Document to which the Company is (or will be) a party has been (or will be at Closing) duly executed and delivered by the Company, and constitutes (or will constitute at Closing) a legal, valid and binding obligation of the Company, except as limited by laws affecting the enforcement of creditor's rights generally or by general equitable principles.

         2.2 Capitalization.

         (a) The Company. The authorized capital stock of the Company consists of 300,000 shares of Company Common Stock, of which 282,000 shares are issued and outstanding. Schedule 2.2(a) lists all Persons owning beneficially and of record any issued and outstanding shares of Company Common Stock and specifies for each such Person the number of shares of Company Common Stock owned by such Person. The Company Common Stock constitutes all of the Equity Interests in the Company.

         (b) Wholly-Owned Subsidiaries. Schedule 2.2(b) sets forth for each Managed Company that is, directly or indirectly, wholly-owned by the Company:
(i) its name and jurisdiction of incorporation or organization; (ii) its authorized Equity Interests; and (iii) the number of issued and outstanding Equity Interests. The Equity Interests of each Subsidiary listed on Schedule 2.2(b) are owned, directly or indirectly, by the Company free and clear of all Liens or other restrictions or limitations on transfer, other than Permitted Liens and other than as set forth on Schedule 2.2(b).

         (c) Other Managed Companies. Schedule 2.2(c) sets forth for each Managed Company that is not, directly or indirectly, wholly-owned by the
Company: (i) its name
and jurisdiction of incorporation or organization; (ii) its authorized Equity Interests; (iii) the number of issued and outstanding Equity Interests; and (iv) the holder or holders of such Equity Interests. The Equity Interests of each Subsidiary listed on Schedule 2.2(c) that are owned, directly or indirectly, by the Company, are owned free and clear of all Liens, other than Permitted Liens and other than as set forth on Schedule 2.2(c)

         (d) Non-Managed Companies. Schedule 2.2(d) sets forth for each Non-Managed Company, to the knowledge of the Company: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized Equity Interests; (iii) the number of issued and outstanding Equity Interests; and (iv) the holder or holders of such Equity Interests. The Equity Interests of each Person listed on Schedule 2.2(d) that are described as being held by the Company, directly or indirectly, are owned free and clear of all Liens, other than Permitted Liens and other than as set forth on Schedule 2.2(d)

         (e) Equity Interests. Except for the Covered Companies and as set forth in Schedule 2.2(e):

                  (i) the Company does not own, directly or indirectly, any Equity Interests in any Person; and

                  (ii) the Company is not, directly or indirectly, a party to any shareholder agreements, voting trusts or other agreements or understandings relating to the voting, purchase, redemption or other acquisition of any Equity Interests in any Person.

The Equity Interests set forth in Schedule 2.2(e) are owned, directly or indirectly, by the Company, free and clear of all Liens, other than Permitted Liens.

         (f) Valid Issuance.

                  (i) All of the Equity Interests in the Company and all of the Equity Interests owned, directly or indirectly, by the Company in each Covered Company (other than the entities listed on Schedule 2.2(f)) have been duly authorized and are validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered by the Company or such Covered Company in compliance in all material respects with all applicable federal and state securities laws and were not issued in violation of any preemptive right or other similar right.

                  (ii) To the actual knowledge of the individuals listed on
         Schedule 11.9(a) (without any obligation of reasonable inquiry), all the Equity Interests owned, directly or indirectly, by the Company in each entity listed on Schedule 2.2(f) have been duly authorized and are validly issued, fully paid and nonassessable, and have been offered, issued, sold and delivered by such entity in compliance in all material respects with all applicable federal and state securities laws and were not issued in violation of any preemptive right or other similar right.

                  (iii) To the actual knowledge of the individuals listed on
         Schedule 11.9(a) (without any obligation of reasonable inquiry) all the Equity Interests not owned, directly or indirectly, by the Company in each Covered Company have been duly authorized and are validly issued, fully paid and nonassessable, and have been offered, issued, sold and delivered by such Covered Company in compliance in all material respects with all applicable federal and state securities laws and were not issued in violation of any preemptive right or other similar right.

         (g) Agreements with Respect to Company Common Stock and Equity Interests of the Company. Except as set forth in Schedule 2.2(g), there are no:

                  (i) preemptive or similar rights on the part of any holders of any class of securities or other Equity Interests of the Company or any of the Managed Companies or, to the knowledge of the Company, of any of the Non-Managed Companies;

                  (ii) subscriptions, options, warrants, calls, conversion, exchange, purchase right or other contracts, rights, agreements or commitments of any kind obligating, directly or indirectly, the Company or any Managed Company or, to the knowledge of the Company, any other Person to issue, transfer, sell or otherwise dispose of, or cause to be issued, transferred, sold or otherwise disposed of, any Equity Interests of any Covered Company or any securities convertible into or exchangeable for any such shares or any Equity Interests;

                  (iii) other than with respect to the wholly-owned Subsidiaries listed on Schedule 2.2(b), shareholder agreements, limited liability company agreements, partnership agreements, voting trusts, proxies or other agreements, instruments or understandings to which the Company or any Managed Company or, to the knowledge of the Company, any Non-Managed Company, is a party or by which the Company or any Managed Company or, to the knowledge of the Company, any Non-Managed Company, is bound relating to the voting, sale, purchase, redemption or other acquisition of any shares of the Equity Interests of the Company or any of the Covered Companies or relating to providing funds or making any investment (in the form of a loan, capital contribution or otherwise) in, any Person; or

                  (iv) outstanding dividends or other distributions, whether current or accumulated, declared, due or payable on any of the capital stock of the Company.

         2.3 Conflicts; Consents.

         (a) Conflicts. Except as set forth in Schedule 2.3(a), the execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company, and the consummation of the transactions contemplated hereby and thereby and the performance of the terms and conditions hereof and thereof by the Company, will not:

                  (i) conflict with or result in any violation or breach of or default under (or constitute an event that, with notice or lapse of time or both, would constitute a default under), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to loss of a benefit under, any provision of:

                           (A) the Organizational Documents of the Company or
                  any of the Managed Companies or, to the knowledge of the Company, any of the Non-Managed Companies; or

                           (B) any lease, mortgage, indenture, loan agreement,
                  note, bond, deed of trust, other agreement, commitment or obligation for the borrowing of money or the obtaining of credit or other Indebtedness or other material agreement, contract, license, franchise, Permit or instrument to which the Company or any of the Managed Companies or, to the knowledge of the Company, any of the Non-Managed Companies, is a party or by which the Company or any of the Managed Companies or, to the knowledge of the Company, any of the Non-Managed Companies, may be bound or any Law or Governmental Order applicable to the Company or any of the Managed Companies or, to the knowledge of the Company, any of the Non-Managed Companies; other than any violations, breaches or defaults that are not, individually or in the aggregate, material and adverse to the Company and the Covered Companies taken as a whole; or

                  (ii) result in the creation or imposition of any material Lien on any asset of the Company or the Managed Companies or, to the knowledge of the Company, the Non-Managed Companies, except for any Permitted Liens.

         (b) Consents. No Consent of or with, and no material action by or in respect of, any Governmental Entity or third Person is required to be obtained by the Company, any of the Managed Companies or, to the knowledge of the Company, the Non-Managed Companies, in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation by the Company of the transactions contemplated hereby and thereby or the performance of the terms and conditions hereof or thereof, except (i) as set forth in Schedule 2.3(b), (ii) as may be required under the HSR Act, (iii) Exchange Act filings,
(iv) approvals under Section 203 of the Federal Power Act, as amended (the "FPA"), as described in Section 7.1(b) and (v) as may be required due to the regulatory status of Purchaser and (vi) for any Consents where the failure to obtain such Consents, either in any individual case or in the aggregate, would not be material and adverse to the Company and the Covered Companies taken as a whole.

         2.4 SEC Reports.

         (a) Since January 1, 2000, each of the Company, LS Power Funding Corporation and, to the knowledge of the Company, Indiantown Cogeneration, L.P. has timely filed (taking into account permitted extensions) with the SEC all forms, reports, statements, schedules and other documents (including all exhibits and other information incorporated in such documents) required to be filed by the Company, LS Power Funding Corporation and Indiantown Cogeneration, L.P., as the case may be, with the SEC (whether by statute or contract) (collectively, the "Company SEC Filings"), and there are no amendments or modifications that have not been, but which are or will be required to be, filed with the SEC. Except as set forth on Schedule 2.4, none of the Company's Subsidiaries are required to file any form, report, statement, schedule or other document with the SEC (whether by statute or contract).

         (b) As of their respective filing dates or, if amended, as of the date of the last amendment, the Company SEC Filings with respect to the Company and LS Power Funding Corporation comply, in all material respects, with the requirements of the Securities Act and the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such filings or necessary to make the statements in such filings not misleading.

         (c) As of their respective filing dates or, if amended, as of the date of the last amendment, to the knowledge of the Company, the Company SEC Filings with respect to Indiantown Cogeneration, L.P. comply, in all material respects, with the requirements of the Securities Act and the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such filings or necessary to make the statements in such filings not misleading.

         2.5 Financial Statements.

         (a) The audited consolidated financial statements of the Company included in the Company SEC Filings (the "Company Audited Financial Statements"), the unaudited consolidated interim financial statements of the Company included in the Company SEC Filings (the "Company Interim Financial Statements") and the audited financial statements of Logan Generating Company, L.P. and Keystone Urban Renewal Limited Partnership included in the Company SEC Filings (the "Logan Financial Statements" and together with the Company Audited Financial Statements and the Company Interim Financial Statements, the "Company Financial Statements") (including, in each case, any related notes thereto):

                  (i) other than the Logan Financial Statements, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, in each case, in effect at the time of such statements, with respect to such statements; and

                  (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except, in the case of normal, recurring year-end adjustments in relation to the Company Interim Financial Statements) and present fairly (within the meaning of the Sarbanes-Oxley Act of 2002), in all material respects the assets, liabilities and consolidated financial condition of (i) in the case of the Company Audited Financial Statements and the Company Interim Financial Statements, the Company and its Subsidiaries at the respective dates indicated and the consolidated results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the respective periods indicated and (ii) in the case of the Logan Financial Statements, Logan Generating Company, L.P. and Keystone Urban Renewal Limited Partnership and their respective Subsidiaries at the respective dates indicated and the results of operations, shareholders' equity and cash flows of Logan Generating Company, L.P. and Keystone Urban Renewal Limited Partnership on a consolidated basis for the respective periods indicated.

         (b) The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's independent auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

         2.6 Absence of Undisclosed Liabilities.

         (a) Except for Liabilities reflected or properly reserved against in the Company Financial Statements (including the notes to such Company Financial Statements), Liabilities or obligations reflected in Schedule 2.6(a), Liabilities or obligations expressly disclosed in the Company's Form 10-K dated December 31, 2002, Form 10-Q dated June 30, 2003, Liabilities or obligations permitted or required by this Agreement to be incurred after the date hereof, the Company and the Managed Companies and, to the knowledge of the Company, the Non-Managed Companies, have no Liabilities or obligations and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a Liability or obligation, other than (i) Liabilities or obligations arising in the ordinary course of business consistent with past practices, (ii) Liabilities or obligations under Company Material Contracts or under other contracts or agreements that are not required to be described in Schedule 2.15, and (iii) Liabilities or obligations which, individually or in the aggregate, are not material to the Company, the Managed Companies and the Company's Equity Interests in the Non-Managed Companies taken as a whole. None of the Liabilities described in clauses (i) and (ii) of the preceding sentence results from, arises out of, relates to or was caused by any breach of contract or warranty, tort, infringement or violation of Law or has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) Except as set forth on Schedule 2.6(b), the entities listed on
Schedule 2.6(b) have no material Liabilities and no ongoing material obligations.

         2.7 Absence of Certain Changes.

         Except as and to the extent set forth in Schedule 2.7 or expressly disclosed in the Company's Form 10-K dated December 31, 2002 or Form 10-Q dated June 30, 2003 filed with the SEC, since December 31, 2002, other than in connection with the transactions contemplated by this Agreement, each of the Company, the Managed Companies and, to the knowledge of the Company, each of the Non-Managed Companies has conducted its business only in the ordinary course, in substantially the same manner in which it has been previously conducted and there has not been any change, event, condition, circumstance, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent set forth in Schedule 2.7 or expressly disclosed in the Company's Form 10-K dated December 31, 2002 or Form 10-Q dated June 30, 2003 filed with the SEC, since December 31, 2002, other than as permitted pursuant to the terms of this Agreement, neither the Company nor any of the Managed Companies has and, to the knowledge of the Company, none of the Non-Managed Companies has:

         (a) issued, or authorized for issuance, or entered into any commitment to issue, sold, disposed of, transferred, pledged or otherwise encumbered, granted, created or incurred a Lien on any Equity Interests of any Covered Company;

         (b) purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any Equity Interests of any Covered Company;

         (c) paid or committed to pay or entered into any new agreement, arrangement or understanding to pay or to become committed or obligated to pay any bonus or other incentive compensation to any officer, director or employee, agent or other Person providing services to any Covered Company or granted or committed to grant or become obligated to grant to any officer, director or employee, agent or other Person providing services to any Covered Company any other increase in compensation in whatever form, except salary and profit sharing participation increases arising in the ordinary course of business consistent with past practices and disclosed to Purchaser;

         (d) (1) entered into, adopted or amended (or committed to enter into, adopt or amend) or otherwise become obligated under any employment, retention, change in control, collective bargaining, deferred compensation, severance, retirement, bonus, profit-sharing, stock option or other equity-based pension or welfare plan or agreement maintained for the benefit of any officer, director or employee, agent, or other Person (including any leased employee or contract employee) providing services to any Covered Company except as required by Law, or (2) except as required by agreements set forth on the Company Disclosure Schedules, granted or paid or committed to grant or pay or become obligated to grant or pay any severance or termination compensation or benefits to any officer, director or employee, agent, or other Person (including any leased employee or contract employee) providing services to any Covered Company;

         (e) (1) split, combined or reclassified any of the Company's or any Covered Company's Equity Interests or (2) issued or authorized the issuance of any securities or other Equity Interests in respect of or in substitution for any of the Company's or any Covered Company's Equity Interests or (3) made or proposed to make any other change to the capitalization of the Company or any Covered Company;

         (f) except as required or permitted by GAAP, made any change in its accounting principles or practices or the methods by which such principles are applied for financial accounting purposes;

         (g) amended or changed its Organizational Documents or the Organizational Documents of any Covered Company;

         (h) sold, leased, assigned, transferred or otherwise disposed of any assets or properties (excluding Equity Interests) having a value in excess of $250,000 in any individual case or $1,000,000 in the aggregate, other than in the ordinary course of business consistent with past practices;

         (i) incurred any Indebtedness or entered into any agreement or commitment to incur Indebtedness or guaranteed any Indebtedness in excess of $250,000 individually or $1,000,000 in the aggregate, other than negative cash balances and unpaid checks or drafts incurred in the ordinary course of business consistent with past practices;

         (j) made capital expenditures or the execution of any lease involving payments in excess of $250,000 individually or $1,000,000 in the aggregate, other than capital expenditures described in the Company's capital budget or any capital budget relating to any Facility, each as provided to or made available to Purchaser prior to the date hereof;

         (k) cancelled or terminated (other than at the expiration of its stated term) or modified, assigned or amended in any material respect any contract (other than assignments for collateral security), which, if in effect on the date hereof, would be required to be listed on Schedules 2.15(a) or 2.15(b) and which cancellation, termination, modification, assignment or amendment has had a material adverse effect on the Company or the Covered Company that was party to such contract;

         (l) incurred damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Company or any Covered Company in excess of $2,000,000;

         (m) made a material change to its collection policies or payment terms applicable to any suppliers, distributors or customers;

         (n) declared or paid any dividends or any distributions in respect of any Equity Interests of the Company or any of the Covered Companies or made payments of any kind (whether in property, assets or cash and in any form), in each case to the Shareholders or any of their Affiliates (other than the Company or any of the Company's wholly owned Subsidiaries);

         (o) taken any action or made any commitment with respect to or in contemplation of, or adopted resolutions providing for, any complete or partial liquidation, dissolution, recapitalization, reorganization or other winding up of its business or operations;

         (p) granted, created or incurred any Lien (other than Permitted Liens) on any material asset or property;

         (q) merged or consolidated with or into, or acquired all or substantially all or a substantial portion of the business or assets of, any other Person, or entered into any joint venture, partnership or other similar arrangement;

         (r) formed or caused to be formed, or disposed or contracted to dispose of, any Covered Company or any Equity Interest in any of the Covered Companies;

         (s) made any material tax election or changed any existing material tax elections or settled or compromised any Tax liability that resulted in a payment in excess of $500,000;

         (t) cancelled, waived or released any right or claim of material value of any Covered Company or settled or compromised any action, claim, suit or other proceeding at law or in equity;

         (u) written off notes or accounts receivable of inventory in excess of reserves;

         (v) entered into any contract or agreement of the type described in Sections 2.15(a)(x) or 2.19, other than as set forth on Schedules 2.15 and 2.19, or any transaction with any Affiliate, director, executive officer or shareholder of the Company or any Managed Company (other than the Company or a Covered Company); or

         (w) entered into any agreement or commitment, whether or not in writing, to take any of the actions described in clauses (a) through (v).

         2.8 Tax Matters.

         (a) For the purposes of this Section 2.8: (i) "Subsidiary" or "Subsidiaries" shall include only the Wholly-Owned Subsidiaries and Other Managed Companies, as defined in Section 2.2(b) and Section 2.2(c); (ii) "Tax" or "Taxes" shall include all federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, occupation, withholding or other similar taxes imposed on the income, property, or operations of any entity, together with any interest, additions, or penalties with respect thereto, and any interest with respect to such additions or penalties; and (iii) a "Reasonable Interpretation" of Tax law shall mean that penalties could not be imposed on a Person for asserting a position based on such interpretation, even if the position were not upheld.

         (b) Except as set forth in Schedule 2.8:

                  (i) each of the Company and its Subsidiaries (and to the knowledge of the Company, each Non-Managed Company) has (A) filed (or there has been filed on its behalf) with the appropriate governmental authorities all federal income Tax Returns and all other material Tax Returns required to have been filed by it, and all such Tax Returns have been properly completed, and in all material respects accurately reflect, based on Reasonable Interpretations of the proper Tax treatment of all relevant amounts, the results of operations of such entity as recorded on its Books and Records and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes for all taxable periods required to have been paid by it;

                  (ii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are, as of the date hereof, pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries (or to the knowledge of the Company, any Non-Managed Company) and neither the Company nor any of its Subsidiaries have been informed in writing or, to the knowledge of the Company, orally of the planned commencement of any such audit or administrative proceedings;

                  (iii) the federal income Tax Returns of the U.S. federal consolidated group of which the Company is the common parent have been examined by the Internal Revenue Service (or the applicable statutes of limitations for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1999, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid;

                  (iv) none of the Company or Subsidiaries is subject to contractual obligations (including indemnities) under which the Company or Subsidiary could be required to make material payments to third parties measured by income Tax imposed on such third parties;

                  (v) none of the Company or Subsidiaries (and to the knowledge of the Company, none of the Non-Managed Companies) have waived the applicable statute of limitations for the assessment or collection of any material Taxes;

                  (vi) none of the Company or Subsidiaries (and to the knowledge of the Company, none of the Non-Managed Companies) will be required as a result of (A) a change in accounting method for a Tax period ending on or before the Closing, to include any material adjustment under
         Section 481(c) of the Code (or any similar provision of state, local, or foreign law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement" as described in
         Section 7121 of the Code (or any similar provision of state, local or foreign law) to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing;

                  (vii) there are no Liens on any assets of the Company or Subsidiaries (or to the knowledge of the Company, any assets of the Non-Managed Companies) in connection with the failure to pay any Tax, except to the extent of statutory liens existing for any Taxes accruing but not yet due and payable;

                  (viii) the Company has never been a member of an affiliated, combined consolidated or unitary tax group for purposes of a U.S. federal income Tax Return or material state Tax Return other than a group of which the Company or one of its Subsidiaries is or was the common parent;

                  (ix) no closing agreements, private letter rulings, technical advice memorandum or similar agreements have been entered into or issued by any taxing authority with respect to the Company or Subsidiaries which (A) have been entered into or issued within the three-year period preceding the Closing Date, (B) will require the Company or any Subsidiary to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing, or (C) will affect the timing of the recognition of any item of income, deduction or credit of the Company or any Subsidiary for any Tax period beginning on or after the Closing;

                  (x) as of the Closing Date, the U.S. federal consolidated group of which the Company is the common parent will not have, and, to the extent a separate determination is relevant, no subgroup of one or more of the Company and/or any of its Subsidiaries will have, a net unrealized built-in loss within the meaning of Section 382(h) of the Code;

                  (xi) none of the Company or its Subsidiaries has within the past three years participated in any transaction, the Tax treatment of which was determined under Section 355 of the Code;

                  (xii) none of the Company or any of its Subsidiaries (and, to the knowledge of the Company, none of the Non-Managed Companies) participated in the disclosure process set forth in IRS Announcement 2002-2;

                  (xiii) none of the Company or its Subsidiaries has made any disclosure to avoid the imposition of a penalty under the Code for underreporting tax liability if the position is not upheld, in any Tax period for which the applicable statute of limitations for the assessment of federal income Taxes has not expired;

                  (xiv) none of the Company or its Subsidiaries entered into or participated in any "listed transaction," within the meaning of Treasury Regulations ss. 1.6011-4(b)(2) (either before or after the date on which such transaction was designated as a listed transaction as prescribed in the regulation), in any Tax period for which the applicable statute of limitations for the assessment of federal income Tax has not expired;

                  (xv) the Company has made available to Purchaser complete and accurate copies of all federal income Tax Returns for the years 1999 to 2002, as filed or subsequently amended;

                  (xvi) the Company or one of its Subsidiaries was the tax matters partner for those entities treated as a partnership for U.S. federal income Tax purposes in which the Company or a Subsidiary held an Equity Interest as listed on Schedule 2.8;

                  (xvii) neither the Company nor any Subsidiary has filed (or, to the knowledge of the Company as of the Closing Date, failed to file in circumstances in which it was required by law to do so) IRS Form 8082, with respect to any partnership in which the Company or the Subsidiary is a partner in any Tax period for which the relevant statute of limitations for the assessment of federal income Taxes has not expired;

                  (xviii) no unrelated party that is a partner in a partnership in which the Company or a Subsidiary is a partner has notified the Company or a Subsidiary that the unrelated party has taken a position on any of its Tax Returns that is inconsistent with the position taken by such partnership with respect to any Tax period for which the relevant statute of limitations for the assessment of federal income Taxes has not expired;

                  (xix) the amounts of the net operating loss and alternative minimum tax credit carryforwards of the U.S. federal consolidated group of which the Company is the common parent, as reflected on its federal income Tax Return for the year ended December 31, 2002, as filed, were calculated in a manner that in all material respects accurately reflects, based on a Reasonable Interpretation of the proper Tax treatment of all relevant amounts, the results of operations of the members of such group as recorded on their Books and Records. There are no material deferred intercompany gains with respect to the U.S. federal consolidated group of which the Company is the common parent other than deferred intercompany gains arising as a result of the distribution of Cogentrix of Richmond, Inc. and Cogentrix of Rocky Mount, Inc. stock from Cogentrix, Inc. in 1996. The Company has concluded that the aggregate amount of these deferred intercompany gains is approximately $152.60 million, based on (A) a Reasonable Interpretation of the proper Tax treatment of all relevant amounts; (B) a materially accurate determination of the Company's basis in each such entity; and (C) the factual assumptions used in the financial projections accompanying a memorandum dated January 30, 1997 from John O'Connor to the files, which accurately reflected in all material respects the contractual terms then applicable to the relevant entities; and (D) the net present value of the cash flows derived from the financial projections of Cogentrix of Richmond, Inc. and Cogentrix of Rocky Mount, Inc. at the time of each such distributions, as reflected in such memorandum. The financial projections reflected in such memorandum were also utilized by the Company's bank groups and independent rating agencies to evaluate the creditworthiness of the Company;

                  (xx) none of the Company or any of its Subsidiaries has made any changes in methods of accounting for Tax purposes within the last three years;

                  (xxi) as to each material transaction in which the Company or any Subsidiary has paid or otherwise provided for the construction of "intertie" to or for the benefit of a regulated public utility (as described in Section 1 of Notice 88-129), such payment or other provision either (A) has been made to or for the benefit of such utility exclusively in connection with the sale of electricity by the Company or such Subsidiary to the utility (as described in Section 1 of Notice 88-129) or (B) at all times to and including the Closing Date, has qualified and will qualify for the "safe harbor" described in
         Section 2 of Notice 88-129, as modified by Notice 2001-82, and the application of the "safe harbor" has not been (and will not before the Closing Date be) terminated pursuant to Section 4 of Notice 88-129, as modified by Notice 90-60 and Notice 2001-82.

         (c) Each Shareholder will provide Purchaser with a certification of non-foreign status described in Treasury Regulations ss. 1.1445-5(b)(3) or Purchaser will withhold a portion of the Merger Consideration.

         (d) Schedule 2.8(d) lists all of the jurisdictions (including foreign, state, local, provincial and county) in which the Company or a Subsidiary filed Tax Returns where the Taxes are based on income for the Tax year ending December 31, 2002.

         2.9 Litigation.

         Except as set forth in Schedule 2.9, or expressly disclosed in the Company's Form 10-K dated December 31, 2002 or Form 10-Q dated June 30, 2003 filed with the SEC, there is no action, claim, suit or other proceeding at law or in equity pending or, to the knowledge of the Company, threatened against the Company or any Managed Company or affecting their respective assets or properties and, to the knowledge of the Company, there is no action, claim, suit or other proceeding at law or in equity pending or threatened against any Non-Managed Company or affecting its assets or properties and, to the knowledge of the Company, there is no investigation pending or threatened against the Company or any of the Covered Companies or affecting their respective assets or properties, in each case, before any arbitrator or any Governmental Entity, (i) that, individually or in the aggregate, seeks damages (other than punitive damages) from the Company or any Managed Company, or to the knowledge of the Company, any Non-Managed Company, in excess of $500,000, (ii) that, if adversely determined, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or (iii) that challenges, or that may have the effect of preventing, materially delaying or making illegal or altering any of the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 2.9, there are no unsatisfied or unresolved orders, decrees, notices of responsibility, writs, rulings, decisions, findings, directives, stipulations, awards, injunctions, judgments or similar acts (including settlements) of or by any Governmental Entity against the Company or any of the Managed Companies or, to the knowledge of the Company, any Non-Managed Company.

         2.10 Compliance with Laws.

         (a) Except as set forth in Schedule 2.10:

                  (i) the business of the Managed Companies and, to the knowledge of the Company, the Non-Managed Companies has not been, and is not being, conducted in material violation of (A) any applicable Law or (B) any Governmental Order;

                  (ii) neither the Company nor any of the Managed Companies or, to the knowledge of the Company, any Non-Managed Company, has received, within the last five years, any notice or other communication from any arbitrator or any Governmental Entity regarding, and the Company has no knowledge of any, actual, alleged, possible or potential material violation of, or material failure to comply with any applicable Laws or any applicable Governmental Order; and

                  (iii) except as set forth on Schedule 2.20(c), to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to a violation by the Company or any of the Covered Companies of any applicable Law is pending or threatened.

         (b) This Section 2.10 does not relate to tax matters, which are instead the subject of Section 2.8, employee benefits matters, which are instead the subject of Section 2.11, Company Permits, which are instead the subject of
Section 2.12, or environmental matters, which are instead the subject of Section 2.17.

         2.11 Employee Benefits.

         (a) Schedule 2.11(a)(i) contains a complete and accurate list of all "employee benefit plans," within the meaning of section 3(3) of ERISA, currently maintained by the Company or to which the Company is currently obligated to contribute or with respect to which the Company has any direct or indirect liability, whether contingent or otherwise, and all bonus, incentive or deferred compensation, pension, retirement, profit-sharing, savings, employment, consulting, compensation, stock purchase, stock option, phantom stock or other equity-based compensation, severance pay, termination, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance, and other fringe benefit plans, programs, agreements and arrangements, whether written or oral, currently maintained or contributed to by the Company or any Managed Company, or with respect to which the Company or any Managed Company has any direct or indirect liability, whether contingent or otherwise (individually, a "Company Plan" and collectively, the "Company Plans"). Except as set forth in Schedule 2.11(a)(ii), no Company Plan provides for any benefit based in whole or in part on the value of any ownership interest in, or any ownership interest owned by, the Company or its Affiliates or any reference thereto.

         (b) Each Company Plan has been established, operated and administered in all material respects in compliance with its terms and with applicable law, including ERISA, the Code, and all other applicable federal, state, local or non-U.S. laws and Governmental Orders pertaining to such Company Plans.

         (c) Each Company Plan which is an "employee pension benefit plan" within the meaning of section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS, covering all tax law changes prior to EGTRRA, to the effect that the Pension Plan satisfies the requirements of section 401(a) of the Code and that its related trust is exempt from taxation under section 501(a) of the Code or has applied for such favorable letter within the applicable remedial amendment period under section 401(a) of the Code, and no circumstances exist (including, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents) that could reasonably be expected to result in the revocation of any such favorable determination letter or cause any such Company Plan or trust to cease to be so qualified or exempt.

         (d) There is no pending or, to the knowledge of the Company, threatened legal action, suit or claim relating to the Company Plans (other than routine claims for benefits). No circumstances exist with respect to any Company Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could reasonably be expected to subject the Company or any other Person related to the Company to a tax, penalty or Liability for breach of fiduciary duty imposed by section 4975 of the Code or sections 404, 405, 406, 407, 409, 411, 501, 502 or 510 of ERISA. Except as set forth in Schedule 2.11(d), no transaction has occurred or exists between any Company Plan and Purchaser or any of Purchaser's Affiliates that after the Closing could constitute a "prohibited transaction" within the meaning of section 4975 of the Code or section 406 of ERISA.

         (e) No Company Plan or other "employee benefit plan," within the meaning of section 3(3) of ERISA, which the Company or any of its Subsidiaries or ERISA Affiliates has maintained or contributed to within the six years immediately preceding the date hereof (i) could reasonably be expected to subject the Company to any Liability, whether contingent or otherwise, with respect to Title IV of ERISA, section 302 of ERISA or section 412 of the Code,
(ii) is or was a "multiemployer plan," within the meaning of section 3(37) of ERISA, (iii) is a plan maintained by more than one employer within the meaning of section 413(c) of the Code, or (iv) is a "multiple employer welfare arrangement" as defined in section 3(40) of ERISA. Except as set forth in
Schedule 2.11(e), neither the Company nor any Managed Company (i) maintains or could reasonably be expected to have any Liability with respect to any excess pension or supplemental employee retirement plan or any other unfunded deferred compensation arrangement (other than with respect to severance benefits that are disclosed under Schedule 2.11(a)(i)) or (ii) has any obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any employee or former employee, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the employee or former employee, and no Company Plan is intended to be part of a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code. Provided that the Company continues to provide group health benefits comparable to those provided by the Company immediately prior to an employee's termination of employment (or comparable to those provided immediately prior to the Closing, if more favorable), no circumstance exists or could reasonably be expected to exist under which a former employee of the Company or any Affiliate could be entitled, pursuant to the terms of any Company Plan or otherwise, to a cash payment equal to the after-tax cost of COBRA premiums for any such group health benefits in lieu of a right to continued post-employment benefit coverage under the Company Plan pursuant to which such group health benefits are provided.

         (f) All contributions required under ERISA, the Code or any applicable non-U.S. law to have been made by the Company to each Company Plan have been timely made or reflected on the Company's financial statements in accordance with GAAP or any applicable non-U.S. accounting principles. All liabilities or expenses of the Company in respect of any Company Plan (including workers compensation, vacation, paid time off plans or arrangements) which have not been paid, have been properly accrued on the Company's most recent financial statements in compliance with GAAP or any applicable non-U.S. accounting principles.

         (g) Except as set forth in Schedule 2.11(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another independent event) (i) entitle any employee to any payment or result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, employee or consultant of the Company or any Managed Company; (ii) increase any benefits otherwise payable under any Company Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. The aggregate payments or other benefits provided pursuant to (i) the Cogentrix Energy, Inc. Variable Transaction Bonus Program and (ii) the Company's Non-Management Committee Transaction Bonus Program, as they may be amended from time to time, shall not exceed $1 million in the aggregate.

         (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in section 280G(b)(1) of the Code because, inter alia, the exemption set forth in Section 280G(b)(5)(A) for certain "small business corporations" as defined in Section 1361(b) of the Code (but without regard to Section 1361(b)(1)(C) thereof) applies with respect to the Company.

         (i) Except as set forth in Schedule 2.11(i), neither the Company nor any Managed Company has any plan, contract or commitment (and has not communicated any such plan, contract, or commitment to any employee or other service provider), whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or to modify any Company Plan.

         (j) Neither the Company nor any Managed Company has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law within the last six months which remains unsatisfied.

         (k) No conditions exist that could reasonably be expected to result in any liabilities of the Company or any Managed Company, whether absolute or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

         (l) With respect to each Company Plan, the Company has provided or made available to Purchaser true and complete copies of the following documents, to the extent applicable: (i) the most recent plan documents and all amendments thereto; (ii) the most recent trust instrument and insurance contracts; (iii) the two most recent (A) Forms 5500 and attached schedules and (B) audited financial statements; (iv) the most recent summary plan description, summary of material modifications and any other written communication (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; (v) the most recent determination letter issued by the IRS; (vi) for the last three years, all correspondence with the IRS, the DOL and any other governmental authority regarding the operation or the administration of any Company Plan; and (vii) a materially accurate description as of August 25, 2003 of the location, employment status, demographics, base salary or wages, bonus, commissions and benefits provided to each current employee, officer, director, manager, consultant or other contingent worker of the Company or any Subsidiary.

         (m) Except as set forth in Schedule 2.11(m), the Company may amend or terminate any Company Plan (other than an employment agreement or any similar agreement between the Company or a Subsidiary and another party that cannot be amended or terminated without the consent of such other party) at any time without incurring liability thereunder other than in respect of accrued and vested obligations and medical or welfare claims incurred prior to such amendment or termination.

         (n) Except as set forth in Schedule 2.11(n), as of the Closing Date, neither the Company nor any Managed Company will have any outstanding loans or extensions of credit to any employees (or their family members or dependents).

         (o) The Company has entered into agreements (the "Executive Amendment Agreements") with each of Bruno Dunn, Dennis Alexander, James Pagano, Mark Miller, Thomas Schwartz and James Lewis (collectively, the "Executives") in the forms attached hereto as Exhibits 2.11(o)(i) - (vi).

         2.12 Permits.

         Except as set forth in Schedule 2.12, with respect to the Company and the Managed Companies and, to the knowledge of the Company, with respect to the Non-Managed Companies:

         (a) Each of the Company and the Covered Companies has all Permits and waivers that are necessary for it to conduct its operations in the manner in which they are presently conducted (collectively, "Company Permits"), other than any such Company Permits the failure of which to have would not, individually or in the aggregate result in a material Liability of the Company.

         (b) No event has occurred and no fact exists with respect to the Company Permits that allows, or after notice or lapse of time or both would allow, revocation or termination of any of the Company Permits or would result in any other material impairment of the rights of the holder of any of the Company Permits.

         (c) There is not pending or, to the knowledge of the Company, threatened, any application, petition, objection or other pleading with any Governmental Entity that challenges or questions the validity of or any rights of the holder under any Company Permit, except for such applications, petitions, objections or other pleadings that would not be material to the business or operations of the Company and the Covered Companies taken as a whole.

         (d) Each material Company Permit is in full force and effect and the applicable Covered Company is in compliance in all material respects with all its obligations with respect thereto. To the Company's knowledge, all other parties to the Company Permits are in compliance in all material respects with the Company Permits.

         (e) The consummation of the transactions contemplated by the Transaction Documents will not subject any Company Permits to potential modification, rescission or termination.

         (f) True and correct copies of the Company Permits of the Managed Companies have been made available to Purchaser prior to the date hereof.

         (g) This Section 2.12 does not relate to environmental matters or Environmental Permits, which are instead the subject of Section 2.17, or the specific matters that are the subject of Section 2.20.

         2.13 Personal Property.

         Except as set forth on Schedule 2.13, (i) each of the Managed Companies and, to the knowledge of the Company, each of the Non-Managed Companies, has good title to or, in the case of leased assets, a valid leasehold interest in, free and clear of all Liens (except for Permitted Liens), all of the material tangible personal property and assets (including furniture, fixtures, furnishings, machinery, equipment, computer hardware, appliances and vehicles) owned or leased by the Covered Companies, except for assets, properties and rights disposed of in the ordinary course of business consistent with past practices, the disposition of which is otherwise permitted under this Agreement and

(ii) all of the material tangible personal property and assets of the Managed Companies and, to the knowledge of the Company, all of the material tangible personal property and assets of the Non-Managed Companies used to conduct the business of the Covered Companies as currently conducted (a) are in proper operating condition and repair, subject to normal wear and tear and normal industry practice with respect to maintenance, (b) are usable in the ordinary course of business consistent with past practice, and (c) conform in all material respects to all applicable Laws and all applicable Governmental Orders relating to their use and operation.

         2.14 Real Property.

         (a) Schedule 2.14(a) lists, as of the date of this Agreement, the address and current use of (1) all real property (including any warehouses, plants and offices) owned, in whole or in part, by the Company or any of the Managed Companies or, to the knowledge of the Company, the Non-Managed Companies (together with all buildings, structures, facilities or improvements located thereon, the "Owned Real Property"), (2) all real property (including any warehouses, plants and offices) leased, in whole or in part, by the Company or any of the Managed Companies (together with all buildings, structures, facilities or improvements located thereon, the "Leased Real Property"), and all real property leases, subleases, licenses and other similar occupancy agreements relating to the Leased Real Property (the "Leases").

         (b) The Owned Real Property, the Leased Real Property and the Other Real Property Interests (defined below) include all of the real property used in connection with, held for use in connection with, or necessary for the operation of, the businesses of the Company and the Managed Companies and, to the knowledge of the Company, the Non-Managed Companies taken as a whole as such businesses are operated as of the date hereof (other than real property used or held for use in connection with or required to carry on businesses of Persons that are not Covered Companies).

         (c) Either the Company or one of the Managed Companies or, to the knowledge of the Company, one of the Non-Managed Companies has (i) good and valid fee simple title to each item of Owned Real Property, free and clear of all Liens, except Permitted Liens, (ii) good and valid leasehold estates in each item of Leased Real Property, free and clear of all Liens on such leasehold estate, except Permitted Liens and (iii) good and valid easement estates in any appurtenant easements relating to the Owned Real Property or Leased Real Property for the operation or use of the Facilities (the "Other Real Property Interests").

         (d) The Company has made available to Purchaser correct and complete copies of the ground leases evidencing the Leased Real Property. Except as set forth on Schedule 2.14(d):

                  (i) each Lease and, to the knowledge of the Company, each agreement evidencing Other Real Property Interests, is a legal, binding and enforceable obligation against the Company or a Managed Company (or, to the knowledge of the Company, a Non-Managed Company) and is in full force and effect, and neither the Company nor any of the Managed Companies nor, to the knowledge of the Company, any of the Non-Managed Companies, has received written notice from the grantor under any agreement evidencing other Real Property Interests that such agreement is not in full force and effect;

                  (ii) neither the Company nor any of the Managed Companies or, to the knowledge of the Company, a Non-Managed Company or any other party, is in violation of or in default under any Lease or any agreement evidencing Other Real Property Interests, except for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company;

                  (iii) each Lease grants the tenant under such Lease the right to use and occupy the premises that each such Lease purports to grant; and

                  (iv) each of the Company and the Managed Companies and, to the knowledge of the Company, the Non-Managed Companies enjoys peaceful and undisturbed possession under its respective leases for the Leased Real Property.

         (e) Neither the Company nor any of the Managed Companies nor, to the knowledge of the Company, any of the Non-Managed Companies has received written notice of a proceeding in eminent domain or other similar proceedings affecting any Owned Real Property, Leased Real Property or Other Real Property Interests that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. There exists no writ, injunction, decree, order or judgment outstanding relating to the ownership, lease, use, occupancy or operation by any Person of any of the Owned Real Property or the Leased Real Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         (f) To the knowledge of the Company, the Owned Real Properties and the Leased Real Properties and the operations of the Company, the Managed Companies and the Non-Managed Companies on such properties do not violate in any material respect any applicable building code, zoning requirement or classification. The use and operation of the Owned Real Property and the Leased Real Property in the conduct of the businesses of the Company and the Managed Companies and, to the knowledge of the Company, the Non-Managed Companies, as currently conducted, do not violate in any material respect any instrument of record or agreement affecting such property, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. There is no violation of any covenant, condition, restriction, easement or agreement or order or law of any Governmental Entity that affects the Owned Real Property or the Leased Real Property or the ownership, operation, use or occupancy thereof, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         (g) There are no easements, licenses, occupancy agreements, options, rights, concessions, or other operating rights or similar rights of use, written or oral, to which the Company or any of the Managed Companies or, to the knowledge of the Company, any of the Non-Managed Companies, is a party, granting to any Person or entity the right to purchase any of the Owned Real Property, except as disclosed pursuant to Schedule 2.14(g).

         (h) Except as set forth in Schedule 2.14(h): (i) all material buildings, structures, fixtures, building systems included in the Owned Real Property, the Leased Real Property and the Other Real Property Interests (the "Improvements") are in proper condition and repair to operate the Facilities in the manner in which they are currently being operated; (ii) to the extent necessary for the operation of the businesses as currently conducted, all utility services or systems for the Owned Real Property have been installed and are operational and sufficient in all material respects for the services conducted at such property, (iii) none of the Improvements encroach on any property owned by any other Person in any way that materially affects the use of the Owned Real Property, the Leased Real Property or the Other Real Property Interests; and (iv) the Company, the Managed Companies and, to the knowledge of the Company, the Non-Managed Companies, as the case may be, have, and upon the consummation of this transaction, Purchaser will have, rights of egress and access to the Owned Real Property necessary for the conduct of the business thereon either through public rights of way or other irrevocable easements.

         (i) None of the Company or any of the Managed Companies or, to the knowledge of the Company, the Non-Managed Companies, has received written notice from any governmental authority that any of the Improvements or facilities located on the Owned Real Property or the Leased Real Property are not presently used and operated in compliance with all material covenants, easements, agreements, legal requirements, zoning and restrictions affecting such Owned Real Property or Leased Real Property.

         2.15 Contracts.

         (a) Set forth in Schedule 2.15(a) is as of the date hereof and, when updated pursuant to Section 11.9(d), will be as of the Closing Date, a list of the following agreements and contracts to which the Company or any Managed Company is a party or by which any of their properties or assets are bound (the agreements and contracts set forth or required to be set forth on Schedule 2.15(a) pursuant to this Section 2.15(a) are referred to herein as the "Managed Company Material Contracts"):

                  (i) all material gas pipeline interconnection agreements, gas supply agreements, coal supply agreements, gas purchase and sale agreements, coal purchase and sale agreements, lime supply agreements, gas transportation agreements, coal transportation agreements, railroad transportation agreements and any other fuel, supply or transportation agreements (including fuel, oil and waste coal transportation agreements);

                  (ii) all power purchase agreements (involving more than 10% of the Facility's nominal capacity) and all material steam purchase agreements, water supply agreements, wastewater disposal agreements, ash disposal agreements, any other waste disposal agreements, electricity transmission agreements and electricity interconnection agreements;

                  (iii) all material swap, exchange, commodity option or hedging agreements;

                  (iv) all material operating and maintenance agreements, management agreements, administrative services agreements and long term service agreements;

                  (v) all contracts (other than ordinary course maintenance contracts) requiring a future capital expenditure or known commitment by the Company or any Managed Company in excess of $500,000 in any twelve month period;

                  (vi) all contracts requiring known or liquidated expenditures or payments to or from the Company or any Managed Company in excess of $500,000 in any calendar year, other than those that can be terminated without material penalty to the Company or any of the Managed Companies, as applicable, upon not more than sixty (60) days' notice;

                  (vii) all contracts or agreements under which the Company or any Managed Company is obligated to sell real or personal property having a value in excess of $500,000;

                  (viii) all contracts to which the Company or any Managed Company is party that contain a covenant not to compete applicable to the Company, the Managed Companies or their respective Affiliates or otherwise restrict any of the Company, the Managed Companies or their respective Affiliates from engaging in any line of business in the electricity, steam or power industry or generating, developing or distributing, or other rights with respect to, electricity, steam or power (other than term loan agreements, indentures or similar financing contracts typical to the electricity, steam or power industry containing customary restrictive covenants);

                  (ix) all contracts or agreements under which the Company or any of the Managed Companies (1) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness,
         (2) granted a Lien on its assets, whether tangible or intangible, to secure such Indebtedness or (3) extended credit or advanced funds to any Person, in each case, in excess of $1,000,000;

                  (x) all contracts or agreements between or among the Company or any of the Managed Companies, on the one hand, and one or more of the Shareholders or any of their respective Affiliates (other than any Covered Company), on the other hand;

                  (xi) all material contracts for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof;

                  (xii) all material contracts or agreements establishing any joint venture, strategic alliance or other collaboration;

                  (xiii) all contracts not made in the ordinary course of business or under which the consequences of a default or termination would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

                  (xiv) all agreements relating to any Equity Interests of the Company, or any of the Managed Companies or rights in connection therewith (including any voting trust or similar agreement);

                  (xv) all contracts relating to indemnification, whether the Company or any Managed Company is the beneficiary or the obligated party thereunder, including contracts providing for indemnification of any Person with respect to Liabilities relating to any current or former business of the Company or any Managed Company;

                  (xvi) any contract or agreement providing for the use of Intellectual Property to which the Company or any Managed Company is a party that is material to the Company, the Managed Companies and the Company's interest in the Non-Managed Companies taken as a whole;

                  (xvii) any contract or agreement with any retired or other former Shareholder, stockholder or other owner of the Company or any Managed Company, including any contract or agreement relating to any Indebtedness of

         (A) the Company or any Managed Company to any such Person or (B) such Person to the Company or any Managed Company; and

                  (xviii) any other agreement not covered above that is material to the operation of the business conducted by the Company or any Managed Company, including any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC).

         (b) Set forth in Schedule 2.15(b) is a list as of the date hereof and, when updated pursuant to Section 11.9(d), will be as of the Closing Date, of the following agreements and contracts to which, to the knowledge of the Company, any Non-Managed Company is a party or by which any of their properties or assets are bound (the agreements and contracts set forth or required to be set forth on Schedule 2.15(b) pursuant to this Section 2.15(b) are referred to herein as the "Non-Managed Company Material Contracts," and, together with the Managed Company Material Contracts, the "Company Material Contracts"):

                   (i) all material gas pipeline interconnection agreements, gas supply agreements, coal supply agreements, gas purchase and sale agreements, coal purchase and sale agreements, lime supply agreements, gas transportation agreements, coal transportation agreements, railroad transportation agreements and any other fuel, supply or transportation agreements (including fuel, oil and waste coal transportation agreements);

                   (ii) all power purchase agreements (involving more than 10% of the Facility's nominal capacity) and all material steam purchase agreements, water supply agreements, wastewater disposal agreements, ash disposal agreements, any other waste disposal agreements, electricity transmission agreements and electricity interconnection agreements;

                   (iii) all contracts or agreements under which any of the Non-Managed Companies (1) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $1,000,000 or (2) granted a Lien on its assets, whether tangible or intangible, to secure such Indebtedness;

                   (iv) all contracts to which a Non-Managed Company is a party that contain a covenant not to compete applicable to any of the Non-Managed Companies or their respective Affiliates or otherwise restrict any of the Non-Managed Companies or their respective Affiliates from engaging in any line of business in the electricity, steam or power industry or generating, developing or distributing, or other rights with respect to, electricity, steam or power (other than term loan agreements, indentures or similar financing contracts typical to the electricity, steam or power industry containing customary restrictive covenants);

                  (v) all contracts or agreements under which any of the Non-Managed Companies is obligated to sell real or personal property having a value in excess of $500,000; and

                  (vi) all contracts not made in the ordinary course of business or under which the consequences of a default or termination would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (c) The Company has made available to Purchaser complete and correct copies of all Managed Company Material Contracts. Except as set forth on
Schedule 2.15(c), each Managed Company Material Contract is (i) a legal, valid and binding obligation against the Company or any Managed Company party to such Company Material Contract, (ii) enforceable against such party in accordance with its terms, (iii) to the knowledge of the Company, a legal, valid and binding obligation of each other party thereto, enforceable against each other party in accordance with its terms (subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally or general principles of equity); and
(iv) in full force and effect. Except as set forth on Schedule 2.15(c), neither the Company nor any Managed Company or, to the knowledge of the Company, any other Person, is in material violation of or default under any Managed Company Material Contract and no event has occurred and is continuing that after notice or lapse of time or both, would constitute a material violation of or default thereunder. To the knowledge of the Company, the Company has made available to Purchaser complete and correct copies of all Non-Managed Company Material Contracts. Except as set forth on Schedule 2.15(c), to the knowledge of the Company, each Non-Managed Company Material Contract is (i) a legal, valid and binding obligation against the Non-Managed Company party to such Non-Managed Company Material Contract, (ii) enforceable against such party in accordance with its terms, (iii) a legal, valid and binding obligation of each other party thereto, enforceable against each other party in accordance with its terms (subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally or general principles of equity); and (iv) in full force and effect. Except as set forth on Schedule 2.15(c), to the knowledge of the Company, no Non-Managed Company or any other Person, is in material violation of or default under any Non-Managed Company Material Contract and no event has occurred and is continuing that after notice or lapse of time or both, would constitute a material violation of or default thereunder.

         2.16 Insurance.

         (a) Schedule 2.16(a) sets forth a complete and correct list of all of the insurance policies or binders (including fire, liability, errors and omissions, directors' and officers' liability, workers' compensation, vehicular, property, casualty, life and unemployment) together with the carriers, deductibles, applicable termination or renewal dates, copayment, policy limit, retention or self-insurance amounts, owned, held, maintained or applied for by, or the premiums of which are paid by, any of the Managed Companies (the "Insurance Policies").

         (b) The Company has delivered or made available to Purchaser: (i) true and complete copies of the Insurance Policies, including all pending applications for Insurance Policies and (ii) any written statement, if any, by the auditors of the Company Audited Financial Statements since December 31, 2001 with regard to the adequacy of the reserves for claims.

         (c) Each Insurance Policy is in full force and effect and no notice of termination, or cancellation or material amendment of any such Insurance Policy, or any other indication that any Insurance Policy is no longer in effect or that the issuer of any Insurance Policy is not willing or able to perform its obligations thereunder, has been received by the Company or any of its Subsidiaries.

         (d) All policy premiums due and payable prior to the Closing have been or will be (on or prior to the Closing Date) paid up to and through the Closing.

         (e) The Insurance Policies are for amounts and against such losses and risks as are consistent with industry practice in light of the risks attendant to the respective businesses of the Company and the Managed Companies. None of the Company nor any of the Managed Companies is in material default with respect to any Insurance Policies or has failed to properly and timely give any notice or present any claim under the Insurance Policies. Except as set forth on
Schedule 2.16(e), none of the Managed Companies has, with respect to the Insurance Policies received any notice since January 1, 2001 from an insurer under any Insurance Policy refusing, denying, disputing or disclaiming coverage or reserving rights with respect to a particular claim or any Insurance Policy in general.

         2.17 Environmental Matters.

         Except as disclosed in Schedule 2.17, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

         (a) the Company, each of the Managed Companies and, to the knowledge of the Company, each of the Non-Managed Companies is and, for the preceding five years has been, in compliance with all applicable Environmental Laws, including the terms and conditions of all Environmental Permits;

         (b) to the knowledge of the Company, the Company and each Covered Company has obtained, and is in compliance with, all Permits currently required under applicable Environmental Laws ("Environmental Permits") and:

                  (i) each Environmental Permit of the Company or a Managed Company has been obtained in the name of the Company or the appropriate Managed Company, remains in full force and effect and is not subject to appeal and all applicable time periods for filing such an appeal have expired;

                  (ii) to the knowledge of the Company, each Environmental Permit of a Non-Managed Company has been obtained in the name of the appropriate Non-Managed Company, remains in full force and effect and is not subject to appeal and all applicable time periods for filing such an appeal have expired;

                  (iii) there are no pending, or to the knowledge of the Company, threatened administrative or judicial proceedings that would reasonably be expected to result in the termination, revocation, or modification of any Environmental Permit held by the Company, the Managed Companies or, to the knowledge of the Company, a Non-Managed Company;

                  (iv) all applications for new, modified, or renewed Environmental Permits of the Company, the Managed Companies and, to the knowledge of the Company, any Non-Managed Company, that are presently pending were submitted on a timely basis under applicable Environmental Laws and, to the knowledge of the Company, no facts or circumstances exist upon which a Governmental Entity would be reasonably likely to refuse to issue any such Environmental Permit in the ordinary course or would be reasonably likely to issue any such Environmental Permit with terms and conditions that are inconsistent with the present operation of the relevant Facility; and

                  (v) to the knowledge of the Company, none of the transactions contemplated by this Agreement will require the Company or any Covered Company to transfer or amend any Environmental Permits or require any submissions to a Governmental Entity (other than notifications relating to a change in ownership pursuant to this Agreement and the other Transaction Documents);

         (c) to the Company's knowledge, there is no currently existing fact, event, condition, circumstance, activity, practice, incident, action or plan which would, in the ordinary course of the operation of any of the Company's or any Covered Company's business or facilities, reasonably be expected (i) to prevent continued compliance with Environmental Laws by the Company or by any Covered Company; (ii) to result in any Liability of the Company or any Covered Company under any Environmental Law; or

(iii) otherwise to form the basis of any claim that would reasonably be expected to result in any Liability of the Company or any Covered Company under any Environmental Law;

         (d) as of the date hereof, neither the Company nor any of the Managed Companies nor, to the knowledge of the Company, any Non-Managed Company (i) has received from any Governmental Entity any written notice of violation of, alleged violation of, non-compliance with, or Liability or potential Liability pursuant to, any Environmental Law (including a Clean Air Act Section 114 notice, a CERCLA Section 104(e) request, or a potentially responsible party or "PRP" notice), other than notices with respect to matters that have been resolved and for which the Company or any Covered Company has no further obligations outstanding or (ii) is subject to any outstanding administrative or judicial Order, "consent order" or other agreement with regard to any violation, noncompliance or Liability under any Environmental Law;

         (e) as of the date hereof, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any applicable Environmental Law pursuant to which the Company, any of the Managed Companies or, to the knowledge of the Company, any Non-Managed Company has been, or, to the knowledge of the Company, is likely to be, named as a party;

         (f) no Hazardous Substance has been released at, on, to or from any of the Company's, a Managed Company's or, to the knowledge of the Company, any Non-Managed Company's current or former Facilities, or as a result of the operation of such Facilities into the air or into, onto or upon the soil or groundwater at such Facilities or at any other location for which the Company, any of the Managed Companies or, to the knowledge of the Company, any Non-Managed Company (i) would be obligated to remediate Releases of such Hazardous Substances (or reimburse another Person for the cost of remediation) pursuant to any Environmental Law and (ii) would reasonably be expected to result in claims against the Company or any Covered Company by other Persons for Liability under any Environmental Law (including claims for damage or injury to persons, property or natural resources);

         (g) to the knowledge of the Company, no claims for Liability under any Environmental Law have been asserted against any facilities that may have received Hazardous Substances generated by the Company or any Covered Company for which the Company or any Covered Company has been or is reasonably likely to be named as a potentially responsible party;

         (h) there are no underground storage tanks at any of the Facilities or at any facilities that are otherwise currently owned or operated by the Company, any of the Managed Companies or, to the knowledge of the Company, any Non-Managed Company from which there has been a Release of Hazardous Substances for which the Company, any of the Managed Companies, or, to the knowledge of the Company, any Non-Managed Company, is obligated to conduct remedial action;

         (i) neither the Company nor any of the Managed Companies nor, to the knowledge of the Company, any Non-Managed Company is a party to any contract, lease or other agreement with any Governmental Entity or any other Person pursuant to which the Company, any of the Managed Companies or any Non-Managed Company has any continuing obligation with respect to the remediation of any condition resulting from the treatment, storage or Release of Hazardous Substances; and

         (j) all material environmental site assessment reports (including any Phase I or Phase II reports), remediation studies, audits, assessments or similar documents prepared by, or on behalf of, the Company and any Covered Company which are in the possession, custody or control of the Company and relate to the investigation or remediation of environmental conditions at any current or former Owned Real Property or any current or former Leased Real Property, or otherwise relate to the Company's or any Covered Company's compliance with, or Liability under, Environmental Laws have been made available to Purchaser.

         Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, all environmental matters shall be governed exclusively by this Section 2.17.

         2.18 Labor Matters.

         Except as set forth in Schedule 2.18:

                  (a) there is no labor strike, material labor dispute, or concerted work stoppage pending as of the date of this Agreement or, to the knowledge of the Company, threatened, and, since January 1, 2002, neither the Company nor any of the Managed Companies, or, to the knowledge of the Company, any of the Non-Managed Companies, has experienced any labor strike or material concerted labor dispute;

                  (b) the Company, the Managed Companies and, to the knowledge of the Company, each of the Non-Managed Companies, has complied in all material respects with all applicable labor and employment Laws and Governmental Orders in connection with the employment of its employees;

                  (c) neither the Company nor any of the Managed Companies nor, to the knowledge of the Company, any of the Non-Managed Companies is a party to or bound by any Contract or other agreement with any labor union representing its employees; and

                  (d) neither the Company nor any of the Managed Companies nor, to the knowledge of the Company, any of the Non-Managed Companies, is a governmental contractor for purposes of any federal, state or local Law.

         2.19 Affiliate Transactions.

         Except as set forth in Schedule 2.19, none of the Company, the Managed Companies or, to the knowledge of the Company, the Non-Managed Companies, is a party to any material agreement or arrangement with (i) any Shareholder or any director or officer or any Person controlled by a Shareholder or any director or officer, or (ii) any Affiliate of the Company or any Managed Company (other than the Covered Companies). No director, executive officer or Affiliate of the Company or any Managed Company (other than the Company or the Covered Companies) has any direct or indirect ownership interest in any Person with which the Company or any of the Managed Companies competes other than an ownership interest that represents less than five percent (5%) of the outstanding equity interests in a publicly traded company; and, except as set forth on Schedule 2.15(a), there are no contracts with any such director, officer or Affiliate to which the Company or any of the Managed Companies or, to the knowledge of the Company, any of the Non-Managed Companies is bound.

         2.20 Projects; Regulatory Status.

         (a) Schedule 2.20(a) sets forth, the name, location, nominal capacity and the Company's direct or indirect ownership of each cogeneration or other generating facility owned directly or indirectly, in whole or in part, by the Company or any Covered Company (collectively, the "Facilities"). Schedule 2.20(a) identifies: (i) which of the Facilities are "qualifying facilities" (the "QF Facilities") within the meaning of the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA") and the FERC's implementing regulations, (ii) which of such Facilities are "eligible facilities" owned and/or operated by "exempt wholesale generators" (the "EWG Facilities") within the meaning of the Energy Policy Act of 1992, as amended ("EPA") and the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and (iii) which of such Facilities are "foreign utility companies" within the meaning of PUHCA (the "FUCO Facilities").

         (b) Neither the Company nor any of its Subsidiaries is a "holding company", or a "public utility company" and, except as set forth on Schedule 2.20(b), neither the Company nor any of its Subsidiaries is an "affiliate" or a "subsidiary company" of a holding company or public utility company, all within the meaning of PUHCA.

         (c) Except as set forth on Schedule 2.20(c), each Facility identified as a QF Facility on Schedule 2.20(a) is currently a "qualifying facility", within the meaning of PURPA and the rules and regulations promulgated thereunder, has maintained its status as a QF Facility at all times since its initial certification or self-certification as a QF Facility, and is not currently subject to any pending inquiry, investigation, or challenge relating to its status as a QF Facility.

         (d) Each Facility identified as an EWG Facility on Schedule 2.20(a) is currently an "exempt wholesale generator" within the meaning of PUHCA and its implementing regulations, and is not currently subject to any pending inquiry, investigation, or challenge relating to its status as an EWG Facility.

         (e) Each Facility identified as an EWG Facility on Schedule 2.20(a), along with every other Affiliate of the Company selling power at market-based rates other than a QF Facility or a FUCO Facility has a validly-issued order from FERC, not subject to any pending challenge, investigation, proceeding, or company-specific rate cap or mitigation measure, authorizing it to engage in wholesale sales of electricity, and, to the extent permitted under its market-based rate tariff, other products and services, including ancillary services at market-based rates.

         (f) Each Facility identified as a FUCO Facility on Schedule 2.20(a) is currently a "foreign utility company" within the meaning of PUHCA and its implementing regulations, and is not currently subject to any pending inquiry, investigation, or challenge relating to its status as a FUCO Facility.

         (g) The Company and each Subsidiary has filed or caused to be filed with the applicable state or local utility commissions or regulatory bodies and the FERC, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it with respect to the Company and each Subsidiary's business and each Facility under all applicable Laws and each of the FPA, PUHCA, PURPA, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed.

         (h) No order, judgment or decree shall have been issued or proposed to be issued by any Governmental Entity that, as a result of the construction, ownership, leasing or operation of any Facility by the Company or any of its Subsidiaries, the sale of electricity therefrom by the project owner, or any transaction contemplated hereby, could reasonably be expected to cause or deem the Company or any of its Subsidiaries to be subject to, or not exempted from, regulation under PUHCA, or, solely with respect to QF Facilities as a public utility under state laws and regulations, respecting the rates or the financial or organizational regulation of electric utilities.

         (i) The Company has disclosed to Purchaser all information regarding the Company and each Covered Company, their respective businesses, financial conditions and corporate governance, directors, officers and affiliates, any agreements and arrangements among such Persons regarding their direct and indirect interests in the Company and each Covered Company and the allocation among such Persons of economic and management rights relating to the Company and each Covered Company that could be reasonably expected to affect the ability of the parties to obtain any approval, Consent or authorization of any Governmental Entity under PURPA, the FPA or any other federal, state or local energy law or regulation (including any Section 203 approval) or to make any requisite filing with any Governmental Entity under PURPA, the FPA or any other federal, state or local energy law or regulation, in any case necessary for or required as a result of the execution, delivery and performance of this Agreement.

         2.21 Brokers and Finders.

         Except as set forth on Schedule 2.21, neither the Company nor any of the Covered Companies has employed any broker, investment banker, or finder in connection with the negotiation, preparation, execution or delivery of this Agreement or any other Transaction Document or the consummation or performance of the transactions contemplated hereby or thereby so as to give rise to any claim against the Company, any of the Covered Companies or Purchaser for any commission, fee or similar compensation.

         2.22 Bankruptcy.

         There are no bankruptcy, reorganization, arrangement, insolvency or similar proceedings pending against, being contemplated by or, to the knowledge of the Company, threatened against the Company or any of the Managed Companies.

         2.23 Intellectual Property.

         (a) Schedule 2.23(a) contains a complete and accurate list as of the date hereof of the material patents and patent applications, trademark, service mark and trade name registrations and applications, copyright registrations and domain name registrations owned by the Company or any of the Managed Companies and any material computer software owned by the Company as of the date hereof. Except as set forth on Schedule 2.23(a), each of the Company and the Managed Companies solely owns the Intellectual Property listed on Schedule 2.23(a) as owned by it free and clear of all Liens other than Permitted Liens. The Company and the Managed Companies each own or have the right to use all Intellectual Property necessary for the operation of their respective businesses, except to the extent the failure to have such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         (b) Each of the Company and the Managed Companies has taken commercially reasonable actions to maintain the material Intellectual Property owned by it.

         (c) There are no claims pending against the Company or any of the Managed Companies asserting the invalidity, misuse or unenforceability of any material Intellectual Property owned by any of them.

         (d) To the knowledge of the Company: (i) the conduct of the business of the Company and each Managed Company does not infringe or misappropriate any Intellectual Property rights of others, except for such infringements or misappropriations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, and (ii) except as set forth on Schedule 2.23(d), neither the Company nor any Managed Company has received any written notice within the two (2) year period preceding the Closing Date asserting that the conduct of the business of the Company or any Managed Company infringes or misappropriates any Intellectual Property rights of others.

         (e) To the knowledge of the Company, the Intellectual Property owned by the Company and each Managed Company has not been infringed or misappropriated by others, except for such infringements or misappropriations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         (f) The transactions contemplated by this Agreement and the other Transaction Documents will not materially adversely affect the right, title, license or interest of the Company or any Managed Company in and to any of the Intellectual Property that is: (i) owned by the Company or any Managed Company, or (ii) licensed by, and material to the business of, the Company or any Managed Company.

         2.24 Books and Records.

         The Books and Records, accounts and ledgers of the Company and each of the Managed Companies and, to the knowledge of the Company, each of the Non-Managed Companies, are true and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices in all material respects. The minute books of the Company and each of the Managed Companies are true and complete in all material respects and have been previously made available to Purchaser.

         2.25 Form 15.

         To the knowledge of the Company, (i) none of the Company or any of its Subsidiaries is subject to any contractual obligation to file periodic reports under the Exchange Act other than Section 3.7 of the Trust Indenture for the 2004 Notes and

Section 7.04(1) of the Trust Indenture for the 2008 Notes and is eligible (subject to filing with the SEC a notice on Form 15 pursuant to Rule 15d-6 or Rule 12h-3 promulgated under the Exchange Act or making any other necessary filings with the SEC) as of the date hereof to suspend any duty the Company may have to file SEC Reports under the Exchange Act and (ii) the filing of a Form 15 pursuant to Rule 15d-6 or Rule 12h-3 under the Exchange Act and the Company's suspension of filing SEC Reports with the SEC under the Exchange Act following such filing would not conflict with in any material respect or result in a material violation or material breach of or a material default under any Applicable Law or any Company Material Contract (other than the Trust Indentures described in (i) above) to which the Company or any Managed Company is a party. To the knowledge of the Company (i) LS Power Funding Corporation ("LS Power") is not subject to any contractual obligation to file reports under the Exchange Act and is eligible (subject to filing with the SEC a notice on Form 15 pursuant to Rule 15d-6 or Rule 12h-3 promulgated under the Exchange Act or making any other necessary filings with the SEC) as of the date hereof to suspend any duty LS Power may have to file SEC Reports under the Exchange Act and (ii) the filing of a notice on Form 15 and LS Power's suspension of filing SEC Reports with the SEC under the Exchange Act following such filing would not conflict with in any material respect or result in a material violation or material breach or a material default under any Applicable law or any Company Material Contract to which the Company, LS Power or any Managed Company is a party.

         2.26 Disclosure.

         Taking into account the Company Disclosure Schedules, as updated through the Closing Date as permitted pursuant to this Agreement, none of the representations and warranties relating to the Company or the Covered Companies in this Agreement or the other Transaction Documents provided by or on behalf of the Company, contains any untrue statement of a material fact, or omits to state any material fact that is necessary to make the statements contained herein or therein, in light of the circumstance in which they were made, not misleading.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

         Each Shareholder hereby, severally and not jointly, represents and warrants to Purchaser as of the date hereof and as of the Closing Date in respect of himself, herself or itself as follows in this Article III:

         3.1 Organization.

         If such Shareholder is not an individual, it has been duly formed or organized, is validly existing and in good standing under the laws of the jurisdiction of its formation or organization.

         3.2 Authority.

         Each Shareholder that is not either an individual or an estate has all requisite limited liability company or trust power and authority, as the case may be, and such Shareholder that is an individual or an estate has the capacity, to enter into this Agreement and any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been and each other Transaction Document to which it is a party has been or, if executed and delivered after the date hereof, will be, duly and validly executed and delivered by such Shareholder (and if such Shareholder is a married individual and his or her shares of Company Common Stock constitute community property, by his or her spouse) and constitutes, or will constitute when executed and delivered, the legal, valid and binding obligation of such Shareholder (and if applicable, his or her spouse) enforceable against such Shareholder (and if applicable, his or her spouse) in accordance with their terms. The execution, delivery and performance by such Shareholder of this Agreement and any other Transaction Document to which it is a party and the consummation by such Shareholder of the transactions contemplated hereby and thereby and the performance by such Shareholder of its obligations hereunder and thereunder have been duly and validly authorized by all requisite action on the part of such Shareholder in accordance with the Organizational Documents and the governing trust and estate documents of such Shareholder, as applicable, and no other proceedings or approvals on the part of such Shareholder is necessary to perform such Shareholder's obligations under this Agreement or any other Transaction Document to which it is a party or to consummate the transactions contemplated hereby and thereby.

         3.3 Conflicts.

         Neither the execution and delivery by such Shareholder of this Agreement or any other Transaction Document to which it is a party, the consummation by such Shareholder of the transactions contemplated hereby and thereby, nor the performance of such Shareholder's obligations hereunder and thereunder by such Shareholder, will conflict with or result in any violation or breach of or default under (or any event that, with notice or lapse of time or both, would constitute a default under), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to loss of a benefit under, any provision of (A) the Organizational Documents or the governing trust and estate documents of such Shareholder that is not an individual; or (B) any lease, mortgage, indenture, loan agreement, note, bond, deed of trust, other agreement, commitment or obligation for the borrowing of money or the obtaining of credit, material lease or other material agreement, contract, license, franchise, permit or instrument to which such Shareholder is a party or by which such Shareholder or any of their respective assets is bound, or any Law or Governmental Order applicable to a Shareholder; other than, with respect to the consummation of the transactions contemplated hereby, conflicts, violations, defaults, rights of termination, cancellation or acceleration or losses of benefits listed on
Schedule 3.3 to this Agreement, each of which shall have been cured as of the Closing.

         3.4 Consents.

         Except as set forth on Schedule 3.4, no Consent of or with and no material action by or in respect of any Governmental Entity or third Person is required to be obtained by such Shareholder in connection with the execution and delivery of this Agreement or any other Transaction Document to which it is a party by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby or thereby or the performance of such Shareholder's obligations hereunder or thereunder, other than filings required under the HSR Act.

         3.5 The Company Common Stock.

         Except as set forth on Schedule 3.5 and except for estate tax liens which terminate upon a bona fide sale for full and adequate consideration, (i) such Shareholder is the record and beneficial owner of, or is a trust or an executor of the will of a decedent that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to, the Company Common Stock set forth opposite such Shareholder's name on Schedule 2.2(a), free and clear of any Liens (including any proxy, right of first refusal, right of first offer, or restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership), other than as created by this Agreement and the other Transaction Documents, (ii) such Shareholder does not own, of record or beneficially, any shares of capital stock or other Equity Interests of the Company other than the Company Common Stock set forth opposite his, her or its name on Schedule 2.2(a) attached hereto and (iii) such Shareholder has the sole right and power to vote such Company Common Stock, and none of such Company Common Stock is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Company Common Stock.

         3.6 The Trust, the LLC Documents and Related Documents.

         (a) A true and correct copy of the Revocable Declaration of Trust of George T. Lewis, Jr., dated June 28, 1985 and all documents relating to the rights of trustee and the beneficiaries thereunder, and any and all amendments thereto (the "Trust"), certified as true and correct by each trustee thereof has been delivered to Purchaser. The Trust has not been revoked, disclaimed, terminated, altered, amended or modified in any manner whatsoever. The sole and exclusive beneficiaries of the Trust are
(i) natural persons or (ii) organizations described in section 501(c)(3) of the Code. True and correct copies of the Articles of Organization of George T. Lewis, Jr. Investment LLC and all other documents relating to the organization, operation and the rights of the members of George T. Lewis, Jr. Investment LLC, and any and all amendments thereto (the "LLC Documents") have been delivered to Purchaser. True and correct copies of the Agreement dated August 15, 1994 between Betty W. Lewis and George T. Lewis, Jr. (the "Lewis Agreement") and the power of attorney of George T. Lewis, Jr. have been delivered to Purchaser. Except for the Trust, the LLC Documents, the Lewis Agreement and related documents and the wills of George T. Lewis and Robert W. Lewis, there are no shareholder agreements, limited liability company agreements, partnership agreements, voting trusts, proxies or other agreements, instruments or undertakings to which a Shareholder is a party or by which a Shareholder is bound relating to the Company Common Stock or interests therein or the Trust or George T. Lewis, Jr. Investment LLC or the interests therein.

         (b) A certified copy of a Certificate of Appointment as issued by the Norfolk Probate Court proving and allowing the will of Robert W. Lewis dated March 6, 2002 and appointing M. Kearin Lewis as executor thereto has been delivered to Purchaser. M. Kearin Lewis, as the executor, is duly appointed by the Norfolk Probate Court, has full power and authority to enter into this Agreement, and there is no action pending to remove her from the office of executor.

         3.7 Brokers and Finders.

         Except as set forth on Schedule 2.21, such Shareholder has not employed any broker, investment banker or finder in connection with the negotiation, preparation, execution or delivery of this Agreement or the other Transaction Documents or the consummation or performance of the transactions contemplated hereby or thereby so as to give rise to any claim against the Company, any of its Subsidiaries, or Purchaser for any commission, fee or similar compensation.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                                    PURCHASER

         Except as set forth on the Purchaser Disclosure Schedules delivered by Purchaser to the Company concurrently with the execution of this Agreement, Purchaser represents and warrants to the Company and to each Shareholder as follows in this Article IV:

         4.1 Corporate Status, etc.

         (a) Organization. Purchaser is a limited liability company, validly existing and in good standing under the laws of Delaware, and is, directly or indirectly, wholly-owned by the Purchaser Guarantor.

         (b) Qualification. Purchaser is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a Material Adverse Effect on Purchaser.

         (c) Organizational Documents. Purchaser has provided to the Company complete and correct copies of the Organizational Documents of Purchaser.

         (d) Authorization, etc. Purchaser has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Purchaser and no other limited liability company proceedings or approvals on the part of Purchaser are necessary to authorize this Agreement or the other Transaction Documents, to perform the obligations under this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

         (e) Execution. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or by general equitable principles. Each other Transaction Document to which Purchaser is (or will be) a party has been (or will be at Closing) duly executed and delivered by Purchaser and constitutes (or will constitute at Closing) a legal, valid and binding obligation of Purchaser, except as limited by laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         4.2 Conflicts, Consents.

         (a) Conflicts. Except as set forth in Schedule 4.2(a), the execution and delivery of this Agreement and the other Transaction Documents to which it is a party by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby and thereby, will not conflict with or result in any violation or breach of or default under (or constitute an event that, with notice or lapse of time or both, would constitute a default under), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to loss of a benefit under, any provision of:

                  (i) the Organizational Documents of Purchaser; or

                  (ii) any mortgage, indenture, loan agreement, note, bond, deed of trust, other agreement, commitment or obligation for the borrowing of money or the obtaining of credit, material lease or other material agreement, contract, license, franchise, Permit or instrument to which Purchaser is a party or by which Purchaser may be bound, or any Law or Governmental Order applicable to Purchaser, other than any conflicts, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser.

         (b) Consents. No Consent of or with, and no material action by or in respect of, any Governmental Entity or third Person is required to be obtained by Purchaser prior to the consummation of the transactions contemplated by this Agreement or the other Transaction Documents in connection with the execution and delivery by Purchaser of this Agreement or the other Transaction Documents or the consummation by Purchaser of the transactions contemplated hereby and thereby or the performance of the terms and conditions hereof or thereof, except
(i) as set forth on Schedule 4.2(b), (ii) as may be required under the HSR Act,
(iii) Exchange Act filings, (iv) approvals under Section 203 of the FPA, (v) any state regulatory agency approvals required for the transfer of assets used to generate electricity and (vi) for any Consents where the failure to obtain such Consents, either in any individual case or in aggregate, would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         4.3 Financing.

         Purchaser will have sufficient funds available (through existing credit arrangements or otherwise) at the Closing to pay the Adjusted Consideration and to perform their obligations hereunder.

         4.4 Litigation.

         Except as set forth in Schedule 4.4, there is no action, claim, suit or proceeding at law or in equity pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries and, to the knowledge of Purchaser, there is no investigation pending or threatened against Purchaser or any of its Subsidiaries, in each case, before any Governmental Entity, that would reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         4.5 Regulatory Status.

         (a) Neither Purchaser nor any of its Subsidiaries is a "holding company", "public utility company" or "affiliate" or "subsidiary company" of a holding company or public utility company within the meaning of PUHCA.

         (b) Neither the execution of this Agreement or any other Transaction Document nor the consummation of the transactions contemplated hereby or thereby shall affect the status of the QF Facilities as "qualifying facilities" within the meaning of PURPA, the status of the EWG Facilities as "exempt wholesale generators" within the meaning of the EPA and PUHCA, or the status of the FUCO Facilities as "foreign utility companies" within the meaning of PUHCA.

         (c) Purchaser has disclosed to the Company all information regarding Purchaser, its respective businesses, financial conditions and corporate governance, Purchaser's directors, officers and affiliates, any agreements and arrangements among such Persons regarding their direct and indirect interests in Purchaser and the allocation among such Persons of economic and management rights relating to Purchaser that could be reasonably expected to affect the ability of the Parties to obtain any approval, Consent or authorization of any Governmental Entity under PURPA, the FPA or any other federal, state or local energy law or regulation (including any Section 203 approval) or to make any requisite filing with any Governmental Entity under PURPA, the FPA or any other federal, state or local energy law or regulation, in any case necessary for the execution, delivery and performance of this Agreement.

         4.6 Brokers and Finders.

         Neither Purchaser nor any of its Subsidiaries has employed any broker, investment banker or finder in connection with the negotiation, preparation, execution or delivery of this Agreement or any other Transaction Document or the consummation of the performance of the transactions contemplated hereby or thereby so as to give rise to any claim against the Company or any Covered Companies for any commission, fee or similar compensation.

                                    ARTICLE V
                                    COVENANTS

         5.1 Conduct of Business.

         (a) Except (w) as set forth in Schedule 5.1, (x) for entering into and performing this Agreement and the other Transaction Documents as required or taking actions expressly permitted by this Agreement, (y) as contemplated by the Company's budgets previously provided or made available to Purchaser, or (z) as otherwise consented to by Purchaser in writing, such consent not to be unreasonably withheld or delayed (it being understood that Purchaser shall respond to any request to take action within two business days of receipt of such request), from the date of this Agreement to the Closing the Company shall, shall cause the Managed Companies to, and shall exercise the voting, governance and contractual powers available to it to cause the Non-Managed Companies to, conduct their respective businesses in the ordinary course consistent with past practices and shall cause the Managed Companies not to, and shall exercise the voting, governance and contractual powers available to it to cause the Non-Managed Companies not to, take any action inconsistent therewith, with this Agreement, with the other Transaction Documents or with the consummation of the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, the Company shall, shall cause each of the Managed Companies to, and shall exercise the voting, governance and contractual powers available to it to cause each of the Non-Managed Companies to:

                  (i) maintain its corporate existence;

                  (ii) use its commercially reasonable efforts to keep available the services of current employees so that such employees will remain available to Purchaser on and after the Closing Date;

                  (iii) preserve its business organizations intact, retain the Company Permits, and use its commercially reasonable efforts to preserve the existing contracts and goodwill of its customers, distributors, suppliers, lenders, licensors, licensees and others having business relations with it;

                  (iv) use commercially reasonable efforts to have in effect and maintain at all times all insurance of the kinds, in the amounts and with the insurers as is presently in effect;

                  (v) keep in working condition and proper order and repair all of its material machinery, equipment, assets and other properties, normal wear and tear excepted, and operate and maintain the Facilities, all in the ordinary course of business consistent with past practices;

                  (vi) maintain its Books and Records and accounts in its usual, regular and ordinary manner in compliance with all applicable Laws and Governmental Orders;

                  (vii) pay and discharge when due all Taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or profit therefrom in the ordinary course of business consistent with past practices;

                  (viii) comply in all material respects with all Laws and all Governmental Orders applicable to its assets, properties and its businesses;

                  (ix) maintain each QF Facility's status as a "qualifying facility" within the meaning of PURPA, each EWG Facility's status as an "exempt wholesale generator" within the meaning of the EPA and PUHCA, and each FUCO Facility's status as a "foreign utility company" within the meaning of PUHCA;

                  (x) perform and satisfy obligations of the Covered Companies in all material respects under all Company Material Contracts, each in the ordinary course of business consistent with past practices; and

                  (xi) maintain levels of inventory and working capital, each in the ordinary course of business consistent with past practices.

         (b) Without limiting the generality of the foregoing, except (w) as set forth in Schedule 5.1, (x) for entering into and performing this Agreement and the other Transaction Documents as required or taking actions expressly permitted by this Agreement, (y) as contemplated in the Company's budgets previously provided or made available to Purchaser or (z) as otherwise consented to by Purchaser in writing (it being understood that Purchaser shall respond to any request to take action within two business days of receipt of such request), such consent not to be unreasonably withheld or delayed, from the date of this Agreement to the Closing the Company shall not, shall cause the Managed Companies not to, and shall exercise the voting, governance and contractual powers available to it to cause the Non-Managed Companies not to:

                  (i) engage in any transaction or take or omit to take any action that would have resulted in a breach of Section 2.7(a)-(k) or
         (m)-(w) had such transaction or action been taken prior to the date of this Agreement, except as would otherwise be specifically permitted under this Section 5.1(b);

                  (ii) engage in any transaction or take or omit to take any action that could reasonably be anticipated to (A) subject the Company or any of its Subsidiaries to regulation under PUHCA or, (B) with respect to QF Facilities, regulation as a public utility under the laws and regulations of any state, respecting the rates or the financial or organizational regulation of electric utilities;

                  (iii) enter into any agreements or contracts, or cancel, terminate, materially modify, assign or materially amend any existing agreements or contracts, or enter into any transaction with, or make, directly or indirectly, any payments or transfers of any funds or other property to or on behalf of any director, executive officer or shareholder of the Company or any director or executive officer of any Covered Company or any Affiliate of any Managed Company, other than in the ordinary course of business consistent with past practice;

                  (iv) (A) enter into any material agreements or contracts that had they been in effect on the date hereof, would have been required to be listed on Schedule 2.15(a) or (b), or (B) cancel, terminate, materially modify, assign or materially amend any Company Material Contracts or any agreements or contracts described in clause (iv)(A);

                  (v) grant or pay any year-end discretionary Bonus (as defined in Section 3.2 of the Company's employment agreement with James E. Lewis dated as of August 14, 2003) to James E. Lewis in respect of the Company's fiscal year ending December 31, 2003 in excess of $100,000;

                  (vi) enter into, establish, adopt, materially amend or modify or renew, or communicate in writing or orally any intention to take such action, any Company Plan, including any material employment, consulting, severance, supplemental pension or health, change in control or similar contracts, arrangements, agreements or practices with any current or former partner, stockholder, manager, director, officer or employee or any trust agreement (or similar arrangement) related thereto, or grant any salary, wage or other compensation increase, increase any wage, payment, benefit or perquisite (including incentive or bonus payments), take any action to accelerate the payment, funding, vesting or exercisability of options (or similar rights), any pension, retirement, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other compensation or benefit payable under any Company Plan, or forgive any outstanding loans or extensions of credit to any employee, except (1) for normal individual increases in base salary to employees in the ordinary course of business consistent with past practice, (2) for changes that may be required by applicable law, rule or regulation, provided that Purchaser is notified in writing in advance of such change and (3) to satisfy contractual obligations to the extent existing as of the date hereof that have been previously disclosed;

                  (vii) take or agree to take any action that would (1) make any representation or warranty of the Shareholders or the Company contained in this Agreement or any other Transaction Document untrue or inaccurate in any material respect (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, in any respect) at the Closing Date or (2) impair or prevent the Shareholders or the Company from performing or consummating the transactions contemplated by this Agreement and the other Transaction Documents;

                  (viii) make or agree to make any political contribution to any political party or organization or to any Person who is, or has been publicly identified as, a candidate for any political office; or

                  (ix) agree or commit to do any of the foregoing.

         (c) Notwithstanding anything to the contrary in Section 5.1(a) or (b) hereof, the Company and each of the Covered Companies may take (or not take, as the case may be) any of the actions described in Sections 5.1(a) and (b) without the consent of Purchaser if necessary (i) to prevent imminent, material damage to a Facility or the property or assets of the Company or a Covered Company,
(ii) to prevent imminent, material harm to individuals providing services for the Company or a Covered Company, or (iii) to comply with applicable Laws; provided that in each case Purchaser is notified in writing promptly following the taking (or failure to take, as the case may be) of any such action.

         5.2 Efforts to Consummate Transaction.

         (a) Each of the Shareholders (but only with respect to such Shareholder's obligations under this Agreement), Purchaser and the Company shall use its commercially reasonable efforts in good faith to take or cause to be taken all actions, and to do, or cause to be done as promptly as practicable, all actions necessary, proper or advisable under applicable Law to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the other Transaction Documents, including the execution of documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated by the Transaction Documents. Neither Purchaser shall nor any Affiliate of Purchaser shall enter into or complete any transaction that would cause the Transaction
(i) to be disapproved under Section 203 of the FPA, (ii) to contravene PUHCA, PURPA, the FPA or state energy regulatory Laws relating to utilities or utility holding companies or (iii) to contravene federal or state antitrust Laws.

         (b) Each of Purchaser and the Company shall file or supply, or cause to be filed or supplied as soon as practicable following the execution of this Agreement, all material applications, notifications and information required to be filed or supplied by them pursuant to applicable Law in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including such applications, notifications and information required to be filed pursuant to Section 5.2(c).

         (c) In furtherance of Section 5.2(b), each Party hereto covenants to:

                  (i) prepare and file any notification and report form (each, a "Report") required to be filed by it under the HSR Act with respect to the consummation of the transactions contemplated by the Transaction Documents, as soon as practicable following the date of this Agreement;

                  (ii) cooperate with the other Party to the extent necessary to assist each other Party in the preparation of its Report;

                  (iii) make, and cooperate with the other Party in making, any required filings under Section 203 of the FPA and in providing any other notifications required to be filed with FERC or any state regulatory agency regarding the transactions contemplated by the Transaction Documents;

                  (iv) cooperate with regard to the Company's application to the New Jersey Department of Environmental Protection for a letter of nonapplicability under the New Jersey Industrial Site Recovery Act ("ISRA") and, to the extent that ISRA is determined to be applicable to the transactions contemplated by the this Agreement and the Transaction Documents, make, and cooperate with the other Party in making, any required filings under ISRA; and

                  (v) subject to Section 5.2(h), contest and resist any action, claim or suit, whether judicial or administrative and whether brought derivatively or on behalf of third parties, seeking to have imposed any Governmental Order (whether temporary, preliminary, or permanent) that would prevent or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

         (d) Purchaser shall use commercially reasonable efforts to obtain all Consents, Permits, exemptions and waivers from Governmental Entities and third Persons required to be obtained by Purchaser and necessary to authorize, approve or permit the performance by Purchaser of its obligations hereunder and under the other Transaction Documents, including all such Consents, Permits, exemptions and waivers set forth in Schedule 4.2(b).

         (e) Each of the Shareholders and the Company shall use commercially reasonable efforts to obtain all Consents, Permits, exemptions and waivers from Governmental Entities and third Persons required to be obtained by it and necessary to authorize, approve or permit the performance by each of the Shareholders and the Company of its obligations hereunder and under the other Transaction Documents, including all such Consents, Permits, exemptions and waivers set forth in Schedule 2.3(b).

         (f) Each of the Purchaser and the Company and, to the extent necessary, each of the Shareholders, shall cooperate in good faith with the other in obtaining all Consents, Permits, exemptions and waivers from Governmental Entities and third Persons required to be obtained and necessary to authorize, approve or permit the performance by the Parties of their obligations hereunder and under the other Transaction Documents, and in providing any other required notifications regarding the contemplated transactions.

         (g) No material amendment or modification shall be made to any Company Material Contract to obtain any required Consent, Permit, exemption or waiver without the prior written consent of Purchaser, not to be unreasonably withheld or delayed, and no consideration (other than the payment of any standard filing fees), whether such consideration shall consist of the payment of money or shall take any other form, for any such Consent, Permit, exemption or waiver required, necessary or advisable for the consummation of the transactions contemplated hereby and by the other Transaction Documents shall be given or promised by the Company or any Covered Company and no material expenses shall be incurred with respect to such Consents, Permits, exemptions or waivers in each case without the prior written approval of Purchaser and the Company.

         (h) Notwithstanding the foregoing, nothing contained herein shall require any of Purchaser or its Affiliates to (A) defend any lawsuit should it determine, in its sole discretion, that it is not in its business interest to do so, (B) sell, transfer, divest or otherwise dispose of any of its business assets or properties or any of the business or assets of any Covered Company in connection with this Agreement or any other Transaction Documents or any of the transactions contemplated hereby or thereby or (C) give or promise any consideration, whether such consideration shall consist of the payment of money or shall take any other form, or incur any expenses for any Consent, Permit, exemption or waiver required, necessary or advisable for the consummation of the transactions contemplated hereby and by the other Transaction Documents.

         (i) Each of the Shareholders, Purchaser and the Company shall provide to the other copies of all filings made by such Party with any Governmental Entity and, upon reasonable request, each of Purchaser and the Company shall provide to the other any other information supplied by such Party to any Governmental Entity in connection with the performance of this Agreement and the other Transaction Documents.

         (j) The Company acknowledges that Purchaser or its Affiliates may after the Closing, engage in capital markets financing transactions and that any such process could necessitate the creation and, after the Closing, dissemination to potential investors of customary offering materials as well as the filing of one or more registration statements with the SEC as part of such process or, following such process, pursuant to customary registration rights arrangements. Prior to Closing, the Company agrees to, and will cause the Managed Companies and their representatives to, and will exercise the voting, governance and contractual powers available to it to cause the Non-Managed Companies and their representatives to, provide all reasonably necessary support and cooperation in connection with such transactions, including (i) providing all information, including financial information, reasonably requested by Purchaser for inclusion in its offering materials or any related governmental filings and (ii) participating in meetings, due diligence sessions and helping to prepare offering memoranda and similar documents provided that any such support and cooperation shall not, in the Company's reasonable discretion, unreasonably interfere with the conduct of the business of the Company and the Covered Companies, and any costs of such support and cooperation will be borne by Purchaser. The Company will, and will cause the Managed Companies to, and will exercise the voting, governance and contractual powers available to it to cause the Non-Managed Companies to use their respective commercially reasonable efforts to cause their accountants to provide all reasonably necessary support and cooperation in the preparation of audited financial statements, including (x) consents to the use of the Company's and the Covered Companies' audited and unaudited financial statements in relevant offering documents and any related governmental filings, (y) consents to the use of their name in a customary manner in any such offering materials and related governmental filings and (z) customary comfort letters in connection with financial information of the Company and the Covered Companies included in any such offering materials and related governmental filings; provided that the cost and expense of any such support and cooperation will be borne by Purchaser.

         5.3 Access and Information.

         (a) Prior to the Closing, the Company shall permit, shall cause the Managed Companies to permit, and shall exercise the voting, governance and contractual powers available to it to cause the Non- Managed Companies to permit, Purchaser, its Affiliates and their respective employees, counsel, accountants and other representatives after the date of execution of this Agreement to (i) have reasonable access, during regular business hours, to the assets, employees, properties, Books and Records, businesses and operations relating to the Company and the Covered Companies as Purchaser may reasonably request, (ii) to inspect and make copies of Books and Records and all other documents and information, from time to time, reasonably requested by Purchaser, its Affiliates and their respective employees, counsel, accountants and other representatives, including financial, tax and operating documents and information and (iii) without limiting the foregoing, to meet with designated employees and representatives. Notwithstanding the foregoing, neither Purchaser, nor any of its Affiliates or representatives, shall conduct any environmental site assessment, compliance evaluation or investigation with respect to the Company or any of the Managed Companies without prior consultation with the Company or such Managed Company and, with respect to any other Covered Company, without prior approval from such Covered Company, and, in each case, without ongoing consultation with the Company with respect to any such activity. The Company shall, shall cause the Managed Companies to, and shall exercise the voting, governance and contractual powers available to it to cause the Non-Managed Companies to, provide Purchaser, its Affiliates and their respective employees, counsel, accountants and other representatives access to all real property as is reasonably necessary to conduct any assessments, evaluations or investigation as Purchaser deems necessary or advisable, including a Phase I environmental site assessment, though under no circumstances shall any subsurface investigation or testing of any environmental media be conducted. The Company shall, shall cause the Managed Companies to, and shall exercise the voting, governance and contractual powers available to it to cause the Non- Managed Companies to, furnish to Purchaser promptly upon its reasonable request (a) all additional documents and information with respect to the affairs of the Company and the Covered Companies and (b) access, as Purchaser, its Affiliates or their respective employees, accountants, counsel and other representatives may from time to time reasonably request, to the Company's, and the Covered Companies' and their respective Affiliates' employees, accountants, counsel and other representatives, and shall instruct such employees, accountants, counsel and other representatives to cooperate with Purchaser, its employees, counsel, accountants and other representatives, and to provide such documents and information as Purchaser, its Affiliates and their respective employees, counsel, accountants and other representatives may reasonably request.

         (b) All information provided or obtained under Section 5.3(a) shall be held by Purchaser in accordance with and subject to the terms of the Confidentiality Agreement, and Purchaser hereby agrees that the provisions of the Confidentiality Agreement will apply to any properties, Books and Records, data, documents and other information relating to the Company and the Covered Companies that is provided to Purchaser or its Affiliates or any of their employees, counsel, accountants or other representatives pursuant to this Agreement, in each case subject to Section 5.12.

         5.4 Non-Solicitation.

         (a) Each of the Shareholders and the Company shall not and, if applicable, shall cause their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by the Shareholders or the Company, as applicable) not to, and the Company shall cause the Managed Companies and their respective directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by the Managed Companies) not to, and the Company shall exercise the voting, governance and contractual provisions available to it to cause the Non-Managed Companies and their respective managers, directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by the Non-Managed Companies) not to, directly or indirectly, through any agent or otherwise:

                  (i) enter into, initiate, facilitate, conduct, continue, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including any proposal or offer to any Shareholder) with respect to (A) a merger, consolidation, acquisition, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the

         Covered Companies, (B) any purchase of any Equity Interests of the Company or any Equity Interests owned directly or indirectly by the Company in the Covered Companies or of any business of the Company or any of the Covered Companies or all or any material portion of the assets or any material asset of the Company or any of the Covered Companies or (C) any other business combination transaction involving the Company or the Covered Companies (any such proposal or offer (other than specifically permitted by this Agreement), an "Acquisition Proposal" and any such transaction, a "Proposed Acquisition Transaction", provided that none of the transactions described on
         Schedule 5.4 shall be deemed to be an Acquisition Proposal or a Proposed Acquisition Transaction); or

                  (ii) engage in or encourage or respond to any negotiations concerning, or provide any information or data to, or have any discussions with, or otherwise cooperate in any other way with any Person relating to an Acquisition Proposal or a Proposed Acquisition Transaction, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or a Proposed Acquisition Transaction.

         (b) Each of the Shareholders and the Company shall and, if applicable, shall cause their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by the Shareholders or the Company, as applicable) to, and the Company shall cause the Managed Companies and their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives of the Managed Companies (including any investment banker, attorney or accountant retained by a Managed Company) to, and the Company shall exercise the voting, governance and contractual provisions available to it to cause the Non-Managed Companies and their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by a Non-Managed Company) to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Parties conducted prior to the date of this Agreement with respect to any Acquisition Proposal or Proposed Acquisition Transaction. Each of the Shareholders, the Company, the Managed Companies and, to the Company's knowledge, the Non-Managed Companies and, if applicable, their respective shareholders, members, managers, directors, officers, employees, agents and representatives (including any investment banker, attorney or accountant retained by any of them) are not now engaged in activities, discussions or negotiations with any Person other than Purchaser with respect to any Acquisition Proposal or Proposed Acquisition Transaction. Each of the Shareholders and the Company shall not and, if applicable, shall cause their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by the Shareholders, or the Company, as applicable) not to, and the Company shall cause the Managed Companies and their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives of the Managed Companies (including any investment banker, attorney or accountant retained by the Managed Companies) not to and the Company shall exercise the voting governance and contractual provisions available to it to cause the Non-Managed Companies and their directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by the Non-Managed Companies) not to release any Person or other third party from, or amend or waive any provision of, any confidentiality or standstill agreement to which they (or any of them) are a party.

         (c) Before responding to any Acquisition Proposal, which response shall consist solely of informing such Person of the restrictions contained in this
Section 5.4, each of the Shareholders and the Company shall and, if applicable, shall cause their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives (including any investment banker, attorney or accountant retained by the Shareholders or the Company, as applicable) to, and the Company shall cause the Managed Companies and their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives of the Managed Companies (including any investment banker, attorney or accountant retained by the Managed Companies) to, and shall exercise the voting, governance and contractual provisions available to it to cause the Non-Managed Companies and their respective shareholders, members, managers, directors, officers, employees, agents, advisors and representatives (including any investment banker, lawyer or accountant retained by the Non-Managed Companies) to, (i) immediately notify Purchaser if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal or Proposed Acquisition Transaction, (ii) promptly provide Purchaser with a copy of any such Acquisition Proposal or Proposed Acquisition Transaction, if written, or a written summary (in reasonable detail) of such offer, if not in writing, including the identity of the prospective buyer or soliciting party and (iii) promptly keep Purchaser informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         5.5 Contact with Customers and Suppliers, etc.

         From the date of execution of this Agreement, Purchaser (and all of their agents and Affiliates and any of their employees, directors and officers) may contact and communicate with the customers, suppliers, licensors, partners, lenders and contractors of the Company or any of the Covered Companies in connection with the transactions contemplated by this Agreement only with the prior written consent of the Company, which consent shall not be unreasonably withheld but which may be conditioned upon an officer or other representative of the Company being present at any such meeting or other communication.

         5.6 Publicity.

         Except as required by applicable Law or rules or regulations of, or any listing agreement with, any relevant securities exchange or quotation system, Purchaser, the Shareholders, the Company and the Managed Companies may not, and the Company shall exercise the voting, governance and contractual powers available to it to cause the Non-Managed Companies not to, directly or indirectly, make or cause any agent or Affiliate of such party to make any public announcement or issue any notice in respect of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby without the prior written consent of Purchaser (in the case of any such announcement or notice by the Shareholders, the Company or any Covered Company) or the Company (in the case of any such announcement or notice by Purchaser), which consent will not be unreasonably withheld or delayed; provided that to the extent any such announcement or notice is so required by applicable Law or rules or regulations of, or any listing agreement with, any relevant securities exchange or quotation system, prior to making such announcement or issuing such notice, the party intending to make such announcement or issue such notice shall use commercially reasonable efforts consistent with such applicable Law or stock exchange or quotation system rules or regulations or listing agreement to consult and discuss in good faith with Purchaser (in the case of any such announcement or notice by the Shareholders, the Company or a Covered Company) or the Company (in the case of any such announcement or notice by Purchaser) with respect to the form and content thereof prior to its release and incorporate any reasonable changes which are suggested by such party or parties prior to issuing, releasing or making the announcement or notice.

         5.7 Employee Matters.

         (a) From and after the Closing Date, Purchaser shall cause the Company (and any successor in interest to the Company) to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of each of the employees of the Company and its Subsidiaries (the "Employees"), former Employees or directors of the Company and its Subsidiaries under the terms of any Company Plan, in each case, as in effect immediately prior to the Closing, subject to Purchaser's rights to amend or terminate any such Company Plan in accordance with its terms.

         (b) Purchaser will cause each employee benefit plan of Purchaser or any of its Subsidiaries in which Employees are (or become) eligible to participate to (i) take into account for purposes of eligibility and vesting thereunder the service of such Employees with the Company as if such service were with Purchaser or any of its Subsidiaries, to the same extent that such service was credited under a comparable plan of the Company and (ii) with respect to any such medical or dental plan, to the extent permitted under the plan, (A) waive any pre-existing condition or eligibility limitations (to the extent such condition or limitation was covered under similar plans maintained by the Company as of the date hereof) and (B) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such Employees during such plan year under similar plans maintained by the Company immediately prior to the Closing Date.

         (c) The Parties acknowledge and agree that Purchaser reserves the right to determine, through its standard screening, and employment processes, which employees and/or contingent workers (including consultants, independent contractors and temporary workers) of the Company and its Subsidiaries shall be retained by the Company and its Subsidiaries following the Closing Date. Such processes may include pre- and post-Closing background, reference, credit, criminal, education and other checks, as well as a drug screening procedure; provided, however, that neither the Company, nor any of its Subsidiaries or Employees shall be required to provide Purchaser with any information or submit to any testing prior to the Closing, except to the extent permitted under and consistent with applicable Law and the Company's policies and practices as in effect as of the date hereof.

         5.8 Executive Amendment Agreements.

         In addition to any limitations set forth in Section 5.1(b)(vi), except as may otherwise be consented to in writing in advance by Purchaser, from the date of this Agreement to the Closing the Company shall not amend, modify or supersede any of the Executive Amendment Agreements.

         5.9 Insurance.

         The Company shall use its commercially reasonable efforts to obtain, prior to the Closing Date, an insurance policy or insurance policies ("ReUse Insurance Policies") covering claims relating to, or pursuant to, any Environmental Law arising out of the Company's ownership or operation of, or relating to any potential Liability pursuant to any Environmental Law for any action or omission taken by, ReUse Technology, Inc. prior to the disposition of the assets of ReUse Technology, Inc. as contemplated in Section 7.2(c). Any such ReUse Insurance Policy (i) shall name Purchaser as an additional insured, (ii) shall have a term of 10 years (except for a term of 5 years for product liability coverage), minimum coverage of $25 million, and a maximum deductible of $250,000 (except for the Swift Creek site which by policy endorsement will be $1,000,000), and (iii) must be (x) issued by a carrier, (y) in a form, and (z) subject only to conditions that are, in each case, reasonably acceptable to Purchaser and that receive Purchaser's written consent, which consent shall not be unreasonably withheld or delayed. All policy premiums for such ReUse Insurance Policies must be paid prior to the Closing Date.

         5.10 Company Expenses Certificate.

         No later than two business days before the Closing Date, the Company shall deliver to Purchaser a certificate of the Company signed by a duly authorized officer of the Company, certifying as to the total amount of the Company Expenses paid by the Company, directly or indirectly, at or prior to the Closing Date and the total amount of Company Expenses payable by the Company, directly or indirectly, after the Closing Date (the "Company Expenses Certificate") along with such supporting documentation as reasonably may be required by Purchaser.

         5.11 Indemnification of Directors and Officers.

         (a) For the six year period following the date of Closing, Purchaser shall cause the Company not to amend or otherwise modify the provisions of its Organizational Documents in effect on the date of this Agreement with respect to indemnification and exculpation of present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Closing; provided that, notwithstanding the foregoing, except with respect to indemnity obligations that are mandatory under the NCBCA, the Organizational Documents or otherwise, the Company shall not be required to indemnify any individual present or former director or officer in an amount in excess of the sum of (a) $25 million and (b) any additional amount that is actually recovered by the Company under the insurance coverage described in Section 5.11(b).

         (b) For not less than six years after the Closing, Purchaser shall use its commercially reasonable efforts to maintain in effect directors' and officers' liability insurance covering the current and former officers, directors and employees of the Company and its Subsidiaries who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable in any material respect to such directors and officers than those in effect on the date of this Agreement.

         5.12 Confidential Information.

         (a) From and after the Closing Date, each of the Shareholders shall, and shall cause their respective controlled Affiliates and representatives to
(i) maintain in confidence any and all confidential information concerning the Company and any Covered Companies and (ii) refrain from using any and all such information for its own benefit or to compete with or otherwise to the detriment of Purchaser, the Company, any of the Covered Companies or any of their Affiliates. It is understood that no Shareholder shall have any Liability hereunder with respect to information that (i) is in or, through no


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

fault of such Shareholder or any of its Affiliates or representatives, comes into the public domain or (ii) the Shareholder is required by any Governmental Entities to disclose.

         (b) In the event that a Shareholder or any of its controlled Affiliates or representatives is required by any Governmental Entities to disclose any such information, such Shareholder shall promptly notify Purchaser in writing so that Purchaser may seek a protective order and/or other motion to prevent or limit the production or disclosure of such information. If such motion has been denied, then the Person required to disclose such information may disclose only such portion of such information which, based on advice of such Person's legal counsel, is required by applicable Law to be disclosed (provided that the Person required to disclose such information shall use all commercially reasonable efforts to preserve the confidentiality of the remainder of such information). Each Shareholder shall continue to be bound by such Shareholder's obligations pursuant to this Section 5.12 for any information that is not required to be disclosed, or that has been afforded protective treatment, pursuant to such motion.

         (c) Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the Parties are parties or by which they are bound (including the Confidentiality Agreement), each Party authorizes each other Party (and the employees, representatives, and other agents of each other Party) to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Transaction Documents, and all materials (including tax opinions and other tax analyses) provided to such other Party by such authorizing Party (and its employees, representatives, and other agents); provided that nothing herein shall be construed as a waiver of any applicable attorney-client privilege or privilege in respect of a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, or as requiring any Person to waive such a privilege. For this purpose, "tax treatment" means U.S. federal income tax treatment, and "tax structure" is limited to any facts that may be relevant to that treatment.

         5.13 Certain Notices.

         (a) Between the date hereof and the Closing Date, each of the Shareholders (but only with respect to such Shareholder's obligations under this Agreement) and the Company shall promptly notify Purchaser of the following matters it has knowledge of: (i) the occurrence or non-occurrence of any fact or event that would reasonably be likely (x) to cause any representation or warranty of the Company or any Shareholder contained in this Agreement or any other Transaction Document to be untrue or inaccurate in any material respect or
(y) to cause any covenant or condition of the Company or the Shareholders contained in this Agreement or any other Transaction Document not to be complied with or satisfied in any material respect; (ii) any failure of the Company or any

Shareholder to comply with or satisfy any covenant or condition to be complied with or satisfied by such party or parties hereunder or under any other Transaction Document in any material respect; (iii) any notice or other communication from any Person alleging that the Consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents or that such transactions otherwise may violate the rights of or confer remedies upon such Person; (iv) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement or the other Transaction Documents; and (v) any actions commenced relating to the Shareholders, Purchaser or any of its Affiliates, the Company or any Covered Company that, if pending on the date of this Agreement, would have been required to have been disclosed to Purchaser pursuant to this Agreement. Notwithstanding the foregoing, such notices shall not be deemed to cure, or to relieve the Shareholders or their Affiliates from any liability or obligation with respect to, any breach of or failure to satisfy any representation, warranty, covenant, condition or agreement made hereunder or under any other Transaction Document. The Company shall furnish to Purchaser copies of all reports filed by the Company with the SEC on or after the date hereof.

         (b) Between the date hereof and the Closing Date, Purchaser will promptly notify the Company in writing of the following matters it has knowledge of: (i) the occurrence or non-occurrence of any fact or event that would reasonably be likely (x) to cause any representation or warranty of Purchaser contained in this Agreement or any other Transaction Document to be untrue or inaccurate in any material respect or (y) to cause any covenant or condition of Purchaser contained in this Agreement or any other Transaction Document not to be complied with or satisfied in any material respect; (ii) any failure of Purchaser to comply with or satisfy any covenant or condition to be complied with or satisfied by such party or parties hereunder or under any other Transaction Document in any material respect; (iii) any notice or other communication from any Person alleging that the Consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents or that such transactions otherwise may violate the rights of or confer remedies upon such Person; and
(iv) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement or the other Transaction Documents. Notwithstanding the foregoing, such notices shall not be deemed to cure, or to relieve Purchaser from any liability or obligation with respect to, any breach of or failure to satisfy any representation, warranty, covenant, condition or agreement made hereunder or under any other Transaction Document as of the date hereof.

         5.14 Further Assurances.

         The Company, each Shareholder (but only with respect to such Shareholder's own obligations) and Purchaser each agree that from time to time before and after the Closing

Date, they will execute and deliver, or cause the Managed Companies to execute and deliver, or use their commercially reasonable efforts to cause their respective Affiliates (including the other Covered Companies) to execute and deliver such further instruments, and take, or cause their respective Affiliates, including the Covered Companies, to take such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement and the other Transaction Documents.

         5.15 Financial Statements.

         Until the Closing Date, as soon as practicable after the end of each month but in no event later than 25 days following the end of each month, the Company shall provide Purchaser with Interim Financial Statements relating to the most recent month. Such Interim Financial Statements shall, (a) be in accordance with the respective Books and Records of the Company and each of its Subsidiaries (as applicable), (b) be prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, except for any footnotes and year-end adjustments related thereto, and (c) present fairly in accordance with GAAP the assets, liabilities (including all reserves) and financial condition of the Company and each of the Managed Companies as of the respective dates thereof. "Interim Financial Statements" shall mean any operating and financial reports prepared by the Company and the Managed Companies and any operating and financial reports, to the extent made available to the Company, prepared by the Non-Managed Companies, in each case, for each month beginning with September 2003.

         5.16 Release.

         For and in consideration of the amounts payable to each Shareholder and the release from the Company under this Agreement, effective as of the Closing Date, each Shareholder and its controlled Affiliates (other than the Company and the Covered Companies), solely in such Shareholder's capacity as a Shareholder and not such Shareholder's capacity as a present or former officer, director or employee of the Company and its Subsidiaries, hereby waives, releases, and forever discharges each of Purchaser, the Company and the Covered Companies, each of their present and former officers, directors, attorneys, agents, representatives, trustees, Affiliates, Subsidiaries and employees and each of their respective heirs, executors, administrators, successors and assigns, of and from any and all claims, demands, rights, damages, debts, dues, sums of money, accounts, costs, expenses, responsibilities, covenants, contracts, controversies and agreements whatsoever, whether known or unknown, of every name and nature, both in law and in equity, which each Shareholder, solely in such Shareholder's capacity as a Shareholder, or such Shareholder's successors and assigns ever had, now have, or which they or their successors or assigns hereafter may have or shall have against Purchaser, the Company and any of the Covered Companies or any other Person referred to above arising out of any matters, causes, acts, conduct, claims, circumstances or events arising or occurring on or prior to the Closing, including with respect to the Transaction


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


("Claims"); provided that nothing in this Section 5.16 shall release any Person from Claims related to or arising out of such Person's indemnity obligations under Article VIII or out of any breach of this Agreement and the other Transaction Documents by Purchaser or its Affiliates. For and in consideration of the foregoing release, the Company hereby waives, releases, and forever discharges each Shareholder, solely in such Shareholder's capacity as a Shareholder and not such Shareholder's capacity as a present or former officer, director or employee of the Company and its Subsidiaries, and each of their respective heirs, executors, administrators, successors and assigns, of and from any and all claims, demands, rights, damages, debts, dues, sums of money, accounts, costs, expenses, responsibilities, covenants, contracts, controversies and agreements whatsoever, whether known or unknown, of every name and nature, both in law and in equity, which the Company or its successors and assigns ever had, now have, or which they or their successors or assigns hereafter may have or shall have against such Shareholder arising out of any matters, causes, acts, conduct, claims, circumstances or events arising or occurring on or prior to the Closing, including with respect to the Transaction ("Shareholder Claims"); provided that nothing in this Section 5.16 shall release any Shareholder from Shareholder Claims related to or arising out of Claims related to or arising out of such person's indemnity obligations under Article VIII or out of any breach of this Agreement and the other Transaction Documents by such Shareholder, or from any obligation to repay any indebtedness for money borrowed owing to the Company by such Shareholder.

         5.17 Consent Solicitation; Form 15.

         (a) If requested by Purchaser, the Company shall commence, as promptly as practicable after the date of such request, a consent solicitation of the holders of the Senior Notes and/or the holders of bonds of LS Power for the purpose of amending the indenture relating thereto, effective only upon Closing, to permit the Company to amend, modify, delete or add certain covenants or other provisions to such indenture with such terms and conditions as determined by Purchaser. After affording the Company a reasonable opportunity to review and comment on the consent solicitation statement and all documents relating thereto (including amendments or supplements) and approve (such approval not to be unreasonably withheld or delayed) the consent solicitation statement and all documents relating thereto (including amendments or supplements) solely for the purpose of protecting the Company against liability, Purchaser shall instruct the Company to, and the Company shall, distribute the consent solicitation statement and all other necessary documents to the holders of the Senior Notes and/or bonds of LS Power, including any amendments or supplements thereto (collectively, the "Consent Documents"). The Purchaser and the Company shall use commercially reasonable efforts to consummate the consent solicitation, subject to the terms and conditions thereof.

         (b) Without the prior consent of Purchaser, the Company shall not make any amendments to the Consent Documents. The consent solicitation shall remain open until the date that is 10 business days after the commencement of the consent solicitation, unless Purchaser shall have elected to extend the period of time for which the consent solicitation is open pursuant to, and in accordance with, the terms of the indenture relating to the Senior Notes or as may be required by applicable Law, provided that (i) any amendment, modifications, deletions or additions to the indenture shall not become operative until immediately after the Closing and (ii) the Purchaser may elect to terminate the consent solicitation at any time.

         (c) Each of Purchaser and the Company agree, as to itself and its Affiliates, that none of the information supplied or to be supplied by it or its Affiliates for inclusion or incorporation by reference in the Consent Documents, on the date the Consent Documents are first mailed to holders of the Senior Notes or at the expiration of the consent solicitation, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Purchaser and the Company and their respective Affiliates agree promptly to correct any information provided by any of them for use in the Consent Documents if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Consent Documents as so corrected to be disseminated to the holders of the Senior Notes, in each case as and to the extent required by applicable federal securities laws and the indenture relating to the Senior Notes.

         (d) To the extent the Company is permitted under the Senior Notes, the relevant governing instruments and other contracts of the Company's Subsidiaries, and the rules and regulations under the Exchange Act, the Company shall, and shall cause LS Power to, at the election of Purchaser, (i) promptly upon request file with the SEC a Form 15 pursuant to Section 15(d) and Rule 15d-6 or Rule 12h-3 of the Exchange Act and (ii) take such other action in connection therewith to suspend the Company's and LS Power's obligation to file Company SEC Filings under the Exchange Act. The Company shall consult with Purchaser concerning all aspects of the Form 15 filing process and shall act as reasonably instructed by Purchaser with respect to the filing and such subsequent actions.

         (e) All out-of-pocket costs and expenses of conducting the consent solicitation, including preparation of the Consent Documents and consent fees, and preparing and filing the Form 15 will be borne by Purchaser. The Company shall enter into a customary solicitation agency agreement with Goldman, Sachs & Co., which shall include a customary indemnity for Goldman, Sachs & Co. (and related Persons customarily covered) for liability arising out of the consent solicitation.

         5.18 Estoppels.

         The Company shall use commercially reasonable efforts (it being understood that such efforts shall not require the payment of any consideration or any offer or grant of any financial accommodation) to obtain estoppels, in form and substance reasonably satisfactory to Purchaser, from each ground lessor of any Leased Real Property set forth on Schedule 5.18.

         5.19 Custody Agreement.

         The Shareholders and Purchaser shall deliver a joint written instruction to the custodian pursuant to the Custody Agreement upon satisfaction or waiver of the conditions contained in Article VII hereof, which joint written instruction shall direct the custodian to deliver the shares of Company Common Stock to Purchaser at the Closing. Immediately upon termination of this Agreement in accordance with Section 9.1, the Shareholders and Purchaser shall deliver a joint written instruction to the Custodian pursuant to the Custody Agreement, which joint written instruction shall direct the Custodian to deliver the shares of Company Common Stock to the Shareholders.

         5.20 QF Certification.

         With respect to each QF Facility listed on Schedule 5.20 (other than the Facility located in Indiantown, Florida), the Company shall promptly prepare and file (and shall exercise the voting, governance and contractual powers available to it to cause the Facility located at Indiantown, Florida, to promptly prepare and file) within thirty (30) days of the date hereof, a notice of self-certification of QF status under 18 C.F.R. ss. 292.207(a). The notice of self-certification shall be based on the QF Facility's most recent configuration, the proposed ownership of the QF Facility by the Purchaser as of the Closing Date, and shall otherwise be in form and substance reasonably satisfactory to Purchaser.

                                   ARTICLE VI
                    ADDITIONAL COVENANTS OF THE SHAREHOLDERS

         6.1 Voting of Company Common Stock.

         At any meeting of Shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholders' vote, consent or other approval is sought, each Shareholder shall vote (or cause to be voted) or otherwise take action with respect to its shares of Company Common Stock against (i) any Acquisition Proposal or any other extraordinary corporate transaction, (ii) any change in the persons who constitute the Company's Board of Directors (other than with respect to a vacancy created on the Company's Board of Directors due to the death, incapacitation or resignation of a director; provided that in such event such Shareholder shall not vote (or cause to be voted) its shares of Company Common Stock to elect any director, officer, employee, agent, advisor or representative of any organization listed on Schedule 6.1), (iii) any change in the Company's authorized capital stock, (iv) any amendment of the Company's Organizational Documents or other proposal, transaction or action involving the Company or the Managed Companies, which amendment or other proposal, transaction or action is intended, or would reasonably be expected to impede, frustrate, interfere with, prevent, nullify or materially impair the Transaction, this Agreement, or any of the other transactions contemplated by this Agreement or (v) any change in the voting rights of the Company Common Stock. Each Shareholder shall not enter into any agreement inconsistent with the foregoing.

         6.2 Transfers of Company Common Stock; Custody.

         Except as set forth on Schedule 6.2, each Shareholder shall not, except as contemplated in Schedule 6.2, prior to the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with its terms, (x) sell, transfer, give, pledge, assign or otherwise dispose of (collectively, "Transfer"), or consent to any Transfer of, any or all of such Shareholder's Company Common Stock or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement), written or oral, with respect to the Transfer of, the Company Common Stock to any Person other than pursuant to the terms of the Transaction or (y) deposit the Company Common Stock in a voting trust or enter into any voting arrangement, whether by proxy, power of attorney, voting agreement or otherwise, with respect to the Company Common Stock (except for any voting trust or voting arrangement established by the Shareholders for the purpose of consummating the Transaction; provided that any power of attorney entered into by a Shareholder solely authorizes the attorney-in-fact to consummate the Transaction and requires the attorney-in-fact to make an undertaking to comply with the terms hereof) or (z) agree or commit to take any of the foregoing actions. At all times from the date hereof until the Closing, the stock certificates representing the shares of Company Common Stock held by the Shareholders shall be placed with an independent third party pursuant to the Custody Agreement. If a Shareholder requests a Transfer of the Shareholder's Company Common Stock to a permitted transferee listed and meeting the qualifications set forth in Schedule 6.2, the Shareholders and Purchaser shall deliver a joint written instruction to the Custodian as necessary to effect such Transfer (including with respect to the exchange of certificates), provided that replacement certificates representing such Company Common Stock (owned as applicable by the Transferring Shareholder or the permitted transferee) shall remain in the custody of the Custodian unless and until delivered pursuant to Section 5.19.

         6.3 Certain Events.

         Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Company Common Stock and shall be binding upon any person or entity to which legal or beneficial ownership of such Company Common Stock shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors.

         6.4 Additional Shares.

         Without limiting the provisions hereof, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Company Common Stock or (ii) a Shareholder becomes the record owner of any additional shares of Company Common Stock or other Equity Interests entitling the holder thereof to vote or give consent with respect to the matters set forth in this Article VI, then the terms of this Article VI shall apply to the shares of Company Common Stock or other Equity Interests of the Company held by such Shareholder immediately following the effectiveness of the events described in clause (i) of this Section 6.4 or such Shareholder becoming the record owner thereof, as described in clause (ii) of this Section 6.4, as though they were shares of Company Common Stock hereunder. Each Shareholder hereby agrees to promptly notify Purchaser of the number of any new shares of Company Common Stock or other Equity Interests of the Company acquired by such Shareholder, if any, after the date hereof, and immediately deposit those shares with the custodian under the Custody Agreement.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 Conditions to the Obligations of the Parties.

         The obligations of the Parties to consummate the Transaction and the other transactions contemplated by this Agreement shall be subject to the satisfaction or waiver (to the extent permitted by Law) by Purchaser and the Shareholders, on or prior to the Closing Date, of each of the following conditions precedent:

         (a) HSR Act. The waiting period required by the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated by the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and there shall not have been issued and be in effect any order, decree or judgment of or in any court or tribunal of competent jurisdiction which makes the consummation of the transactions contemplated by this Agreement illegal.

         (b) FPA Orders. Orders under Section 203 of the FPA shall have been issued in a form reasonably acceptable to each of Purchaser and the Company by FERC in connection with this Agreement and the transactions contemplated by this Agreement with respect to each of the applications filed by the project companies listed on Schedule 7.1(b).

         (c) No Injunction. No preliminary or permanent injunction, temporary restraining order or other decree of any Governmental Entity and no applicable Law shall exist that enjoins, prohibits or restrains the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

         7.2 Conditions to the Obligation of Purchaser.

         The obligation of Purchaser to consummate the Transaction and the other transactions contemplated hereby shall be subject to the satisfaction or waiver by Purchaser on or prior to the Closing Date of each of the following conditions:

         (a) Representations, Warranties and Covenants. Each of the representations and warranties of the Company contained in Article II hereof and in the other Transaction Documents and each of the representations and warranties of the Shareholders contained in Article III hereof and in the other Transaction Documents, disregarding all qualifications and exceptions contained in such representations and warranties relating to knowledge, materiality or Material Adverse Effect (and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "knowledge," and similar terms and phrases (including references to the dollar thresholds therein) shall be deemed to be deleted therefrom), shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the date of this Agreement and the Closing Date (except to the extent that any such representation or warranty relates to a specified date in which case such representation or warranty shall be true and correct as of such date), except where the untruth or incorrectness of such representations and warranties has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; each of the covenants and agreements of the Company and of the Shareholders to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Purchaser shall have received at the Closing certificates certifying as to the fulfillment of the foregoing dated as of the Closing Date and executed on behalf of (i) the Company by its President or a Vice President with respect to the Company's representations, warranties and covenants and (ii) the Shareholders by their authorized representative with respect to the Shareholders' representations, warranties and covenants.

         (b) Material Adverse Effect. No event, change, development, condition or circumstance shall have occurred since the date hereof that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

         (c) Disposition of Assets of ReUse Technology, Inc. ReUse Technology, Inc. shall have disposed of all or substantially all of the assets and assumed liabilities related to its business pursuant to an asset purchase agreement substantially in the form attached hereto as Exhibit 7.2(c) and the Company shall have delivered to Purchaser executed policies of insurance covering the matters described in Section 5.9, and such policies shall be in full force and effect.

         (d) Transaction Documents. Each of the Company, the Covered Companies and the Shareholders, as applicable, shall have executed and delivered to Purchaser and the other parties thereto each of the Transaction Documents required to be executed and delivered by the Company, the Covered Companies and the Shareholders, as applicable, on or prior to the Closing hereunder.

         (e) No Action. On the Closing Date, no action, suit or proceeding by, or before, any Governmental Entity of competent jurisdiction (excluding any such matter initiated by Purchaser or any of its Affiliates) shall be pending or threatened in writing seeking to (A) enjoin, prohibit or restrain the consummation of the Transaction or the other transactions contemplated by the Transaction Documents or recover damages (and that is reasonably likely to result in material damages) from Purchaser, any Affiliate of Purchaser, the Company or the Covered Companies with respect thereto or (B) require Purchaser to dispose of or hold separately any Equity Interests or assets of the Company or any of the Covered Companies.

         (f) Opinions of Counsel. Purchaser shall have received the opinion of counsel to the Company containing substantially the matters set forth on Exhibit 7.2(f)(i), an opinion from Van Ness Feldman containing substantially the matters set forth on Exhibit 7.2(f)(ii) and an opinion of Moore & Van Allen PLLC containing substantially the matters set forth on Exhibit 7.2(f)(iii), each such opinion shall be in form and substance reasonably satisfactory to Purchaser.

         (g) Consents. All Consents, licenses, Permits, or expirations of waiting periods imposed by, any Governmental Entity set forth on Schedule 7.2(g) shall have been obtained, made or filed or shall have occurred, in each case, without the imposition of conditions, the requirement of divestiture of assets or property or the requirement of expenditure of money by Purchaser or the Company to a third party (other than filing and similar fees required to be paid to a Governmental Entity) in exchange for any such Consent, approval, license, Permit, order, authorization, registration, declaration, filing or expiration of waiting periods.


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


         (h) Third Party Consents. The Company and the Covered Companies shall have obtained all Consents from third parties set forth on Schedule 7.2(h).

         (i) Resignations. Purchaser shall have received resignations, effective as of the Closing, of each director of the Company and each of its Subsidiaries.

         (j) Physical Deliveries. Purchaser shall have received:

                  (i) a certificate executed by the Secretary of the Company, certifying as of the Closing a true and correct copy of the organizational documents and all amendments thereto, of the Company;

                  (ii) a certificate of the Secretary of State of the state of North Carolina certifying the good standing of the Company;

                  (iii) from each Shareholder an Internal Revenue Service Form W-9 and certification of domestic status described in section 1.1445-5(b)(3)(ii)(D) of the Treasury Regulations;

                  (iv) the Company Expenses Certificate;

                  (v) all of the certificates for the Company Common Stock as contemplated in Section 1.4(a) and the Custody Agreement; and

                  (vi) other documents and certificates required to be delivered to Purchaser pursuant to the terms of this Agreement or the other Transaction Documents.

         (k) Estoppels. Purchaser shall have received estoppels, in form and substance reasonably satisfactory to Purchaser, from any ground lessor of a Facility located in Richmond, Virginia; provided that such ground lessors are required to deliver estoppels by the terms of the relevant ground lease; and provided further that any such estoppel shall be deemed acceptable by Purchaser if it is in the form required in the applicable ground lease.

         (l) QF Facility Certification. With respect to any QF Facility listed on Schedule 5.20 that is a Managed Company, Purchaser shall have received a copy, in form and substance reasonably satisfactory to Purchaser, of all such notices of self-certification as filed with FERC.

         (m) Casualty Loss. None of the Facilities located in (i) Birchwood, Virginia, (ii) Logan, New Jersey (iii) Richmond, Virginia, (iv) Rocky Mount, North Carolina or (v) Indiantown, Florida, or the respective properties and assets thereof, shall have suffered any damage by fire or other casualty that would reasonably be expected to require expenditures of $25,000,000 or more to repair or replace.

         7.3 Conditions to the Obligation of Shareholders.

         The obligation of the Shareholders to consummate the Transaction and the other transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the Shareholders on or prior to the Closing Date of each of the following conditions:

         (a) Representations, Warranties and Covenants. Each of the representations and warranties of Purchaser contained in Article IV hereof and in the other Transaction Documents disregarding all qualifications and exceptions contained in such representations and warranties relating to knowledge, materiality or Material Adverse Effect (and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "knowledge," and similar terms and phrases (including references to the dollar thresholds therein) shall be deemed to be deleted therefrom), shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the date of this Agreement and on the Closing Date (except to the extent that any such representation or warranty relates to a specified date, in which case such representation or warranty shall be true and correct as of such date), except where the untruth or incorrectness of such representations and warranties has not had and would not reasonably be expected to have a Material Adverse Effect on Purchaser; each of the covenants and agreements of Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects in accordance with this Agreement and the other Transaction Documents; and the Company shall have received at the Closing certificates certifying as to the fulfillment of the foregoing dated as of the Closing Date and executed on behalf of Purchaser by its President or a Vice President.

         (b) Transaction Documents. Purchaser and, if applicable, Purchaser Guarantor shall have executed and delivered to the Company, the Shareholders, and the other parties thereto each of the Transaction Documents required to be executed and delivered by Purchaser and, if applicable, Purchaser Guarantor, on or prior to the Closing hereunder.

         (c) Other Documents. The Company shall have received all other documents and certificates required to be delivered to the Company pursuant to the terms of this Agreement or the other Transaction Documents.

         (d) Opinion of Counsel. The Company shall have received the opinion of Latham & Watkins LLP containing substantially the matters set forth on Exhibit 7.3(d).


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


                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

         8.1 Survival of Representations and Warranties, Covenants and
Agreements.

         (a) Notwithstanding anything in this Agreement to the contrary, all of the representations and warranties made in the Transaction Documents (other than as provided in this Section 8.1) shall terminate and expire at the time of the Closing; provided that the representations and warranties in Sections 2.2 (other than Section 2.2(f)(iii) and any other representation or warranty in Section 2.2 that relates to the ownership of Equity Interests by any Person other than the Company or any Covered Company or any agreement or arrangement entered into by any Person other than the Company or any Covered Company) (Capitalization) and
3.5 (The Company Common Stock) (the "Surviving Representations") shall survive the Closing indefinitely.

         (b) Notwithstanding anything in this Agreement to the contrary, all covenants and agreements in the Transaction Documents (other than the Purchaser Employee Guaranty or as provided in this Section 8.1(b)) shall terminate and expire immediately upon Closing; provided that (i) the covenants and agreements in Sections 5.1(a)(v), (a)(vii), (a)(viii), (a)(ix), (a)(x), (a)(xi) and Section 5.1(b) (except Section 5.1(b)(v), Section 5.1(b)(viii) and Section 5.1(b)(ix) (but only as it applies to Section 5.1(b)(v) and Section 5.1(b)(viii))) (the "Surviving Conduct of Business Covenants") shall survive the Closing for one year and then expire, (ii) the covenants and agreements in the Transaction Documents (other than those described in clause (i) above) which by their terms are to be performed by the Purchaser or the Shareholders after the Closing (together with the Surviving Conduct of Business Covenants, the "Surviving Covenants") shall survive until the expiration of all applicable statutes of limitation with respect to the matters covered thereby and (iii) the covenants and agreements in Section 5.1(b)(v) shall survive the Closing for one year and then expire.

         8.2 Indemnification by the Shareholders.

         (a) Following the Closing, the Shareholders shall severally, in proportion to each Shareholder's Percentage Share (but not jointly) indemnify, defend and hold harmless Purchaser and each Subsidiary and Affiliate of Purchaser (including the Covered Companies but excluding any Person who owns Equity Interests in any Covered Company other than the Purchaser, the Company or any Covered Company) and their respective permitted assigns and their respective officers, directors, partners, shareholders (except any Person who owns Equity Interests in any Covered Company other than the Purchaser, the Company or any Covered Company), employees and agents (collectively, the "Purchaser Indemnified Group") from and against any and all obligations, losses, Liabilities, claims, costs, interest, awards, judgments, penalties and damages (including reasonable expenses of investigation and reasonable attorney's fees and expenses in


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

connection with any action, suit or proceeding) (collectively, "Damages") incurred or suffered by any member of the Purchaser Indemnified Group based upon or arising out of or in connection with or related to (i) any breach or inaccuracy of the Surviving Representations or the Surviving Covenants of the Company, (ii) the Company Expenses to the extent the actual amount thereof incurred by the Company and the Covered Companies exceeds the aggregate amount of Company Expenses set forth on the Company Expenses Certificate or (iii) any Liability with respect to Swift Creek that is incurred or suffered by any member of the Purchaser Indemnified Group that would have been covered by the ReUse Insurance Policies but for the policy endorsement providing for a $1,000,000 (as opposed to a $250,000) deductible in respect of Swift Creek.

         (b) (i) Following the Closing, each Shareholder shall indemnify, defend and hold harmless each member of the Purchaser Indemnified Group from and against any and all Damages incurred or suffered by such member of the Purchaser Indemnified Group based upon or arising out of or in connection with or related to any breach by such Shareholder or inaccuracy of such Shareholder's Surviving Representations or Surviving Covenants.

         (ii) Following the Closing, Mr. James E. Lewis shall indemnify, defend and hold harmless each member of the Purchaser Indemnified Group from and against any and all Damages incurred or suffered by such member of the Purchaser Indemnified Group based upon or arising out of or in connection with or related to any breach of Section 5.1(b)(v).

         (c) Notwithstanding anything contained herein to the contrary, (i) the Shareholders shall only be obligated to make indemnification payments for Damages in respect of breaches of the Capped Surviving Covenants of the Company and the Shareholders to the extent the aggregate Damages sustained by the Purchaser Indemnified Group with respect to such breaches exceed on a cumulative basis $500,000, (ii) the Shareholders shall only be obligated to make indemnification payments for Damages sustained by the Purchaser Indemnified Group with respect to Liabilities described in Section 8.2(a)(iii) to the extent the aggregate of such Damages sustained by the Purchaser Indemnified Group exceeds on a cumulative basis $250,000, (iii) the Shareholders' aggregate obligation to make indemnification payments for Damages, in respect of all such breaches of the Capped Surviving Covenants of the Company and the Shareholders shall not exceed the Capped Amount, (iv) the Shareholders' aggregate maximum obligation to make indemnification payments for Damages in respect of Liabilities described in Section 8.2(a)(iii) shall not exceed $750,000, and (v) the Shareholders' aggregate maximum obligation to make indemnification payments for Damages in respect of all breaches of the Surviving Covenants of the Company and the Shareholders shall not exceed $115.5 million.


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


         (d) (i) For purposes of this Article VIII, the term "Capped Surviving Covenants" shall mean the covenants and agreements in Sections 5.1(a)(v),
(a)(vii), (a)(viii), (a)(ix), (a)(x) (except with respect to power purchase agreements listed on or required to be listed on Schedule 2.15(a) or Schedule 2.15(b)), (a)(xi), (b)(i) (except with respect to the Uncapped Section 2.7 Provisions), (b)(ii), (b)(iv), (b)(vi) (except as it relates to executive officers, directors or shareholders of the Company), (b)(vii) (except as it relates to Section 2.19) and (b)(viii) (except to the extent it relates to any Surviving Covenant that is not a Capped Surviving Covenant).

         (ii) For purposes of this Article VIII, the term "Uncapped Section 2.7 Provisions" shall mean the provisions in Sections 2.7(a), (b), (c) (but only as it relates to executive officers, directors or shareholders of the Company), (d) (but only as it relates to executive officers, directors or shareholders of the Company), (e), (k) (but only with respect to power purchase agreements required to be listed on Schedule 2.15(a) or as it relates to executive officers, directors of shareholders of the Company), (n), (o), (q), (r), (s), (v) (but only as it relates to executive officers, directors or shareholders of the Company), and (w) (but only as it relates to any of the Uncapped Section 2.7 Provisions).

         (iii) For purposes of this Article VIII, the term "Capped Amount" shall mean $10 million if the Closing shall occur on or prior to December 31, 2003, or $25 million if the Closing shall occur after December 31, 2003.

         (e) (i) For purposes of this Article VIII, and without limitation, the Surviving Conduct of Business Covenant shall not be deemed to be violated, and no Damages shall be deemed to have been incurred or suffered, as a result of any action taken by the Company or the Shareholders which was consented to by the Purchaser pursuant to Section 5.1(a)(z) or 5.1(b)(z) or was taken pursuant to and in accordance with Section 5.1(c).

         (ii) For purposes of this Article VIII only, the words "omit to take" in Sections 5.1(b)(i) and 5.1(b)(ii) shall be omitted.

         (iii) For purposes of this Article VIII only, the words "take or agree to take any actions that would" in Section 5.1(b)(vii) shall be replaced in their entirety with the following: "take or agree to take any action with the intention that such action would", and Section 5.1(b)(vii)(2) shall read as follows: "prevent the Shareholders or the Company from performing or consummating the transactions contemplated by this Agreement and the other Transaction Documents."

         (iv) For purposes of this Article VIII only, the words "or incurred" shall be omitted from Sections 2.7(a) and (p).


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


         (v) Any waiver of any closing condition based on the accuracy of any representation or warranty or the compliance with any covenant shall eliminate the right of the Purchaser Indemnified Group to obtain any indemnification with respect to such representation, warranty or covenant.

         8.3 Indemnification by Purchaser.

         Following the Closing, Purchaser shall indemnify, defend and hold harmless each Shareholder and their respective permitted assigns (the "Shareholders Indemnified Group") from and against any and all Damages incurred or suffered by any Shareholder based upon or arising out of or in connection with or related to any breach of the Surviving Covenants of Purchaser.

         8.4 Obligations of the Shareholders.

         (a) Subject to Section 8.10, no Shareholder shall have any liability or obligation under this Agreement for any act, omission or breach by any other Shareholder, and no Shareholder shall have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, any other Shareholder.

         (b) Subject to Section 8.2(c), no Shareholder shall have any obligation under Section 8.2(a) in excess of its Percentage Share of any Damages indemnifiable hereunder.

         (c) Each Shareholder, to the extent of its Percentage Share, hereby agrees to reimburse, indemnify, defend and hold harmless any other Shareholder who has made indemnity payments pursuant to this Agreement that are greater than the Percentage Share of such other Shareholder, except to the extent that the Damages arose from any act, omission or breach by the Shareholder seeking reimbursement.

         8.5 Survival of Indemnification Obligations.

         After the Closing Date, the obligations to indemnify, defend and hold harmless the Purchaser Indemnified Group, in the case of the Shareholders, and the Shareholders Indemnified Group, in the case of Purchaser, shall terminate upon the expiration of all applicable statutes of limitations (including extensions thereto) with respect to the matters covered thereby; provided, that such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual item as to which the Shareholders Indemnified Group or the Purchaser Indemnified Group shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the Shareholders or Purchaser, as applicable; provided, further, that the Shareholders' indemnification obligations to the Purchaser Indemnified Group pursuant to Sections 8.2(a)(i) and Section 8.2(b) with


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

respect to Surviving Representations and Section 8.2(a)(ii) hereof shall survive the Closing Date indefinitely and shall not expire.

         8.6 Right to Indemnification Not Affected by Knowledge.

         The right to indemnification based upon breaches or inaccuracies of the Surviving Representations or the Surviving Covenants shall not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time by the party seeking indemnification, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation and warranty or the compliance with any such covenant.

         8.7 No Right to Contribution.

         The Shareholders acknowledge and agree that, after the Closing Date, no Covered Company shall have any Liability or responsibility for Damages to the Shareholders or any of their Affiliates on account of any claim made by any member of the Purchaser Indemnified Group under this Agreement or any other Transaction Document, and the Shareholders shall not have any right of contribution against any Covered Company with respect to any such claim made by any member of the Purchaser Indemnified Group.

         8.8 Exclusive Remedy.

         From and after the Closing, except for claims grounded in fraud or deceit, the indemnification provisions of this Article VIII shall be the sole and exclusive remedy of each Party (i) for any breach of any Party's representations, warranties, covenants or agreements contained in this Agreement or any of the Transaction Documents (other than the Purchaser Guaranty Agreements) or (ii) otherwise with respect to this Agreement or the transactions contemplated by the Transaction Documents (other than the Purchaser Guaranty Agreements). Nothing contained in this Agreement shall limit any rights to injunctive relief with respect to the matters set forth in this Agreement or rights or remedies which, as a matter of applicable Law or public policy, cannot be limited or waived or rights or remedies with respect to claims of fraud or deceit. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or any of its Affiliates may have against another Party (except as otherwise provided for in this Agreement or any other Transaction Document (other than the Purchaser Guaranty Agreements)) to the extent relating to this Agreement and the other Transaction Documents.


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


         8.9 Indemnification Procedures.

         A party entitled to indemnification hereunder shall herein be referred to as an "Indemnitee." A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "Indemnitor."

         (a) Within 20 days after an Indemnitee receives written notice of any third party claim or notice of the commencement of any action by any third party that such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect of such third party claim or action is to be made against an Indemnitor under Article VIII, deliver notice of such third party claim or action to the Indemnitor, specifying with reasonable detail the basis on which indemnification is being asserted and include with such notice copies of all notices and documents (including court papers) served on or received by the Indemnitee from such third party; provided that the failure to deliver notice of any such third party claim or action within the 20 day period specified above shall not relieve the Indemnitor of its indemnification obligations under this Agreement except to the extent the Indemnitor is actually prejudiced by such failure. Upon receipt of such notice, the Indemnitor shall be entitled at its sole cost and expense to participate in such third party claim or action, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and to settle or compromise such third party claim or action, provided that (i) the Indemnitor may only assume the defense of and settle or compromise such third party claim or action (or any portion thereof) if it has acknowledged its obligation to indemnify the Indemnitee for all Damages with respect to such claim or action (or any portion thereof) (subject to the limitations set forth herein) and (ii) that any settlement or compromise shall be effected only with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed (it being understood and agreed that the Indemnitee may withhold its consent if such settlement or compromise would, in the reasonable opinion of such Indemnitee, materially adversely affect the Indemnitee). The Indemnitor shall act reasonably and in accordance with its good faith business judgment with respect to such defense. After the Indemnitor has given notice to the Indemnitee of the Indemnitor's election to assume the defense of such third party claim or action, the Indemnitor shall not be liable to the Indemnitee under Section VIII for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation, provided that the Indemnitee shall have the right to employ counsel to represent it if either (x) such third party claim or action involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have a material adverse effect on such Indemnitee, (y) the Indemnitee may have available to it one or more defenses or counterclaims that are inconsistent with one or more defenses or counterclaims that may be alleged by the Indemnitor or (z) the Indemnitee believes in its reasonable discretion that a conflict of interest exists between the Indemnitor and the Indemnitee with respect to such third party claim or action, and in any such event the fees and expenses of such separate counsel



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

shall be paid by the Indemnitee. If the Indemnitor elects to assume the defense of such third party claim or action, the Indemnitee may at its sole cost and expense participate in (but not control) the defense of such third party claim or action . If the Indemnitor does not elect to assume the defense of such third party claim or action within 30 days of the Indemnitee's delivery of notice of such third party claim or action, the Indemnitee shall be entitled to assume the defense thereof. Unless it has been conclusively determined through a final judicial determination (or settlement tantamount thereto) that the Indemnitor is not liable to the Indemnitee under this Section 8.9, the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such third party claim or action without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The party controlling the defense of any third party claim or action pursuant to this Section 8.9(a) shall keep the other party advised of the state of such third party claim or action and the defense thereof. The parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such third party claim or action, including making employees available on a mutually convenient basis to provide additional information and explanation of any relevant materials or to testify at any proceedings relating to such third party claim or action.

         (b) Other Claims. Within 20 days after an Indemnitee sustains any Damages not involving a third party claim or action that such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect of such Damages is to be made against an Indemnitor under Article VIII, deliver notice of such claim to the Indemnitor, specifying with reasonable detail (i) the basis on which indemnification is being asserted and (ii) the amount of such Damages; provided that the failure to deliver notice of any such Damages within the 20 day period specified above shall not relieve the Indemnitor of its indemnification obligations under this Agreement except to the extent the Indemnitor is actually prejudiced by such failure. If the Indemnitor does not notify the Indemnitee within 45 days following its receipt of such notice that the Indemnitor disputes its liability to the Indemnitee under this Section 8.9, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnitor under this Section 8.9 and the Indemnitor shall pay the amount of such claim to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnitor has timely disputed its liability with respect to such claim, as provided above, the Indemnitor and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction in accordance with
Section 11.13 of this Agreement.

         8.10 Shareholders' Representative.

         (a) The Shareholders irrevocably nominate, constitute and appoint James
E. Lewis as their representative (the "Shareholders' Representative"), and James
E. Lewis hereby accepts his appointment as the Shareholders' Representative. Purchaser shall be entitled to deal exclusively with the Shareholders' Representative on all matters relating to this Agreement or any other Transaction Document, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Representative, as fully binding upon such Shareholder; provided, that in respect of indemnification claims under this Article VIII that relate to one or more Shareholders, but not all of the Shareholders, Purchaser shall deal with the Shareholder or Shareholders subject to the indemnification claims and may not rely solely on actions taken by the Shareholders' Representative. If the Shareholders' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as representative of the Shareholders, the Shareholders shall, within twenty days after such death or disability, appoint a successor representative and, promptly thereafter, shall notify Purchaser of the identity of such successor. Any such successor shall become the "Shareholders' Representative" for purposes of this Agreement and the other Transaction Documents. If for any reason there is no Shareholders' Representative at any time, all references herein or in any other Transaction Document to the Shareholders' Representative shall be deemed to refer to the Shareholders.

         (b) The Shareholders agree that the actions taken by the Shareholders' Representative pursuant to the terms of this Section 8.10 shall be fully binding on them. The Shareholders' Representatives shall not be liable to any Shareholder or any other party for any action taken or omitted to be taken by him as a Shareholders' Representative except in the case of willful misconduct or gross negligence. The Shareholders shall jointly indemnify each Shareholders' Representative and hold it harmless from and against any loss, liability or expense of any nature incurred by such Shareholders' Representative, including reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by such Shareholders' Representative's willful misconduct or gross negligence.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination.

         This Agreement may be terminated at any time prior to the Closing Date


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


         (a) By the mutual written agreement of Purchaser on the one hand, and the Company and the Shareholders, on the other hand;

         (b) By the Company and the Shareholders, on the one hand, or Purchaser, on the other hand, by written notice to the other Party after 5:00 p.m. New York City time on March 31, 2004, if the transactions contemplated by this Agreement have not been consummated, unless such date is extended by the mutual written consent of the Company and the Shareholders, on the one hand, and Purchaser, on the other hand; provided that if all conditions to the consummation of the Transaction and the other transactions contemplated by this Agreement, other than the conditions in Section 7.1(b), Section 7.1(c), Section 7.2(k) and any condition not satisfied as a result of any outstanding order or decree of any Governmental Entity or the effects of any applicable Law, have been satisfied or waived by such outside date, such outside date shall be automatically extended to December 31, 2004 (with Purchaser and the Company and the Shareholders (but only with respect to their own obligations or the conditions applicable to them under this Agreement) taking commercially reasonable efforts to cause such conditions to be satisfied); and provided further that the right to terminate this Agreement under Section 9.1(b) shall not be available to any Party whose failure to fulfill in any material respect any obligations under this Agreement has caused or resulted in the failure of the Closing to occur on or before such date;

         (c) By either Purchaser, on the one hand, or the Company and the Shareholders, on the other hand, by written notice to the other Party if:

                  (i) the other Party has (and the terminating Party shall not have) failed to perform and comply with, in any material respect, any material agreement, covenant or condition hereby required to have been performed or complied with by such Party prior to the time of such termination, and such failure shall not have been cured within 30 days following notice of such failure; or

                  (ii) any event occurs or any condition exists after the date of this Agreement that makes it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence of such event is due to the failure of the terminating party to perform or comply with any of the agreements, covenants or conditions of this Agreement to be performed or complied with by such party prior to the Closing.

         9.2 Effect of Termination.

         (a) In the event of the termination of this Agreement in accordance with Section 9.1, written notice thereof shall promptly be given by the terminating Party to the other Parties and this Agreement shall become void and have no effect, without any


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liability to any Person in respect of this Agreement or of the transactions contemplated by this Agreement on the part of any Party, or any of its directors, officers, representatives, shareholders or Affiliates, except as provided in Section 5.3(b), and Article XI and this Section 9.2, and except that nothing in this Agreement shall relieve any Party of liability for fraud or deceit or intentional misrepresentations, or for any breach of or failure to perform any of its agreements and covenants contained in this Agreement or the other Transaction Documents.

         (b) In the event this Agreement shall be terminated and at such time any Party is in material breach of or in default under any term or provision hereof, such termination shall be without prejudice to, and shall not effect, any and all rights to damages that any other Party may have hereunder or otherwise under applicable Law. The damages recoverable by the non-defaulting Party shall include all attorneys' fees reasonably incurred by such Party in connection with the transactions contemplated hereby.

         (c) If the transactions contemplated by this Agreement are terminated under this Section 9.2, Purchaser shall return to the Company all documents and other materials received from the Company, its Affiliates or their agents as provided in the Confidentiality Agreement and all confidential information received by Purchaser with respect to the Company and its Affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                                   ARTICLE X
                         DEFINITIONS AND INTERPRETATION

         10.1 Definitions.

         As used in this Agreement and the Schedules, the following terms have the following meanings:

                  Adjusted Consideration: $115.5 million, reduced by (A) the aggregate amount of any and all cash dividends paid by the Company to the Shareholders after the date of this Agreement and prior to the Closing (it being understood that no cash dividends shall be paid by the Company to the Shareholders other than as permitted by this Agreement) and (B) the amount by which the aggregate amount of Company Expenses set forth on the Company Expenses Certificate exceeds the Company Expenses Cap.

                  Affiliate: (i) with respect to any Person or group of Persons: a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person or group of Persons; (ii) with respect to any natural person: a parent, immediate family member or lineal


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

         descendant of any of the foregoing, and a trust of which such natural person or any of the foregoing is a settlor or beneficiary or trustee; and (iii) with respect to any trust: a settlor or beneficiary or trustee of such trust, and a Person that is an Affiliate of such settlor or beneficiary or trustee under clauses (i) or (ii) of this paragraph; provided that any Person (other than the Company or any Covered Company) that owns Equity Interests in any Managed Company or any of the entities which constitute the facilities located in Indiantown, Florida or Logan, New Jersey shall not be deemed to be an Affiliate of the Company or any of the Covered Companies. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities or other Equity Interests, by contract or credit arrangement, as trustee or executor, or otherwise. For purposes of this Agreement, each Covered Company shall,
         (i) prior to the Closing, be treated as an Affiliate of the Company and the Shareholders and not be treated as an Affiliate of Purchaser and
         (ii) from and after the Closing be treated as an Affiliate of Purchaser (for so long as Purchaser, directly or indirectly controls, is controlled by or is under common control with such Covered Company).

                  Agreement: this Share Purchase Agreement, including the Schedules and Exhibits and all certificates delivered in connection herewith.

                  Books and Records: any and all of the books, records and files of a Person, existing on or after the date of this Agreement, and all increases and additions thereto after the Closing Date, including computer records and electronic copies of such information (but excluding electronic mail and other computer-based communications), whether maintained by such Person or any of its respective Affiliates.

                  Capital Stock: means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership or limited liability company, partnership or membership interests or units (whether general or limited), and (iii) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity.

                  CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.

                  Code: the Internal Revenue Code of 1986, as amended.

                  Company Disclosure Schedules: the Schedules setting forth disclosures of the Company, or qualifications or exceptions to, any of the Company's


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

         representations and warranties set forth in Article II or the Company's covenants set forth in Section 5.1.

                  Company Expenses: any and all fees and out-of-pocket costs and expenses of Deutsche Bank Securities Inc., Debevoise & Plimpton, Van Ness Feldman and Moore & Van Allen PLLC incurred by the Company or any Covered Company and all fees and out-of-pocket costs and expenses (including any fees and expenses of investment bankers, brokers, finders, counsel, advisors, experts or other agents) of the Shareholders to the extent paid for or reimbursed by the Company, in each case incident to or in connection with the negotiation, preparation and performance of this Agreement and any other Transaction Document and the transactions (other than the matters contemplated in Section 5.17) contemplated hereby and thereby (whether payable prior to, at or after the Closing Date), and all fees and out-of-pocket expenses (including any fees and expenses of counsel) that the Company incurs or reimburses to the purchasers of the assets of ReUse Technology, Inc. and the cost of obtaining, and premiums paid for, insurance covering the matters described in Section 5.9.

                  Company Expenses Cap: $4,500,000.

                  Confidentiality Agreement: the Confidentiality Agreement, dated January 22, 2003, between Purchaser and the Company.

                  Consent: any consent, approval, authorization, order, filing, registration or qualification of, by or with any Person.

                  Covered Companies: the Managed Companies and the Non-Managed Companies.

                  Custody Agreement: the Custody Agreement dated as of the date hereof among the Shareholders, James E. Lewis, as agent to the Shareholders, Purchaser and The Bank of New York, as custodian.

                  EGTRRA: Economic Growth and Tax Relief Reconciliation Act of 2001, as amended.

                  Environmental Law: any foreign, federal, state, or local Law relating to (a) the manufacture, generation, processing, transport, distribution, use, treatment, storage, handling, disposal, emission, discharge, Release or threatened Release of, or human exposure to, Hazardous Substances or (b) the preservation and protection of the environment (including natural resources, air and surface or subsurface land or waters) or the health of Persons (to the extent relating to exposure to Hazardous Substances).


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


                  Equity Interests: (i) shares of Capital Stock or other equity interests, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any Capital Stock or other equity interests and (iii) securities or other interests convertible into or exercisable or exchangeable for shares of Capital Stock or other equity interests.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                  Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.

                  FERC: the Federal Energy Regulatory Commission and its successors.

                  Governmental Entity: any supranational, national, federal, state, municipal or local governmental or quasi-governmental or regulatory authority, agency, court, commission or other similar entity, domestic or foreign.

                  Governmental Order: any order, decree, notice of responsibility, writ, ruling, decision, finding, directive, stipulation, award, injunction, judgment or similar act (including settlements) of or by any Governmental Entity. =

                  Hazardous Substance: (a) any material, substance or waste (whether liquid, gaseous or solid) that: (i) requires removal, remediation or reporting under any Environmental Law, or is listed, classified or regulated as a "hazardous waste" or "hazardous substance" (or other similar term) pursuant to any applicable Environmental Law or
         (ii) is regulated under applicable Environmental Laws as being, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, (b) any petroleum product or by-product, petroleum-derived substances wastes or breakdown products, asbestos or polychlorinated biphenyls and (c) any ash, scrubber residue, boiler slag, coal combustion byproducts or waste and flue desulfurization.

                  HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated under such statute.

                  Indebtedness: with respect to any Person, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable determined in accordance with GAAP and arising in the ordinary course of business and paid in accordance with customary practice), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (v) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person, (viii) any interest, make-whole amounts, or premiums related to all Indebtedness referred to in clauses (i) through (vii),
         (ix) all Indebtedness (to the extent of the guarantee) of others referred to in clauses (i) through (viii) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person and (x) all Indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  Intellectual Property: patents and patent applications, trademarks, service marks, trade names and registrations and applications thereof, domain names and registrations thereof, copyrights and registrations thereof, computer software, trade secrets, know-how and confidential business and technical information.

                  IRS: the Internal Revenue Service.

                  Laws: any law, statute, ordinance, regulation or rule of or by any Governmental Entity or any arbitrator.

                  Liabilities: any and all known liabilities or Indebtedness of or by any Person or any nature (whether direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured, asserted or unasserted, determined or determinable and whenever or however arising).

                  Lien: any mortgage, pledge, deed of trust, hypothecation, security interest, title defect, encumbrance, option, easement, encroachment or other adverse claim.

                  Managed Companies: means (i) the Subsidiaries of the Company,
         (ii) with respect to the representations and warranties of the Company in Article II (other than Section 2.11(a)) and the satisfaction of the condition set forth in Section 7.2(a) with respect to such representations and warranties (and not for any other purpose, including, without limitation, Section 5.1, Section 5.4 and Article

         VIII), the respective entities which constitute the Facilities located in Indiantown, Florida and Logan, New Jersey (iii) each partnership in which the Company or a Subsidiary of the Company is the managing partner or which the Company otherwise operates, manages or controls (whether by contract, through ownership of partnership interests or otherwise) or (iv) each limited liability company in which the Company or a Subsidiary of the Company is the managing member or which the Company otherwise operates, manages or controls (whether by contract, through ownership of membership interests or otherwise); provided, that the respective entities which constitute the Facility located at Jenks, Oklahoma (Green Country) shall be Managed Companies with respect to all periods ending on or before June 10, 2003.

                  Material Adverse Effect: in relation to any Person, any fact, event, change, development, circumstance or effect that individually or in the aggregate with other facts, events, changes, developments, circumstances or effects, is or would reasonably be expected to be materially adverse to (a) the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of that Person and its Affiliates and their respective Subsidiaries taken as a whole or (b) with respect to the Company, the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of the Company and its Affiliates and their respective Subsidiaries and the Managed Companies, as well as the Company's interests in the other Covered Companies, taken as a whole, or (c) to the ability of that Person or its shareholders to consummate the transactions contemplated by the Transaction Documents or otherwise perform its obligations hereunder or thereunder, other than, for purposes of clauses (a) and (b), any fact, event, change, development, circumstance or effect that results or arises (i) from or relates to changes in general economic conditions or prevailing interest rates in the United States, except to the extent that Person is affected in a disproportionate manner as compared to other Persons in industries in which that Person operates, (ii) from or relates to changes in industry conditions in general in which that Person operates, except to the extent that Person is affected in a disproportionate manner as compared to other Persons in industries in which that Person operates, (iii) from or relates to changes in accounting standards, principles or interpretations, (iv) solely from the announcement of this Agreement or the consummation of the Transaction, (v) from or relates to the termination of the Tolling Agreements set forth on Schedule 10.1(a),
         (vi) from or relates to any change in the market value of the Company's turbines identified on Schedule 10.1(b), (vii) from or relates to actions taken or not taken solely at the request of Purchaser, (viii) from or relates to the termination, amendment or replacement of the Company's revolving credit facility pursuant to the Third Amended and Restated Credit Agreement, dated as of September 14, 2000, between the Company, Australia and New Zealand Banking Group Limited, and the other parties thereto or (ix) from or relates to any Facility located in (A) Sterlington,

         Louisiana, (B) Caledonia, Mississippi, (C) Southaven, Mississippi or
         (D) the Dominican Republic, except, in each case, to the extent the Company and its Affiliates and Subsidiaries (other than the project company for such Facility), taken as a whole, are adversely affected in a material manner (without regard to the loss of cash flow from such Facility).

                  NCBCA: the North Carolina Business Corporation Act.

                  Non-Managed Companies: each Person that is not a Managed Company, but in which the Company owns, directly or indirectly, any Equity Interests.

                  Organizational Documents: with respect to any corporation, its articles or certificate of incorporation and by-laws; with respect to any limited liability company, its articles or certificate of organization or formation and its operating agreement or limited liability company agreement or documents of similar substance; with respect to any limited partnership, its certificate of limited partnership and partnership agreement or documents of similar substance; and with respect to any other entity, documents of similar substance to any of the foregoing.

                  Percentage Share: with respect to each Shareholder, a percentage determined by dividing the number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule 2.2(a) by the total number of shares of Company Common Stock outstanding immediately prior to the Closing Date.

                  Permits: means all permits, licenses, franchises, registrations, variances, authorizations, Consents, orders, certificates and approvals obtained from or otherwise made available by any Governmental Entity or Person or pursuant to any Law.

                  Permitted Liens: (a) Liens for Taxes (i) not due and payable or (ii) which are being contested in good faith by appropriate proceeding and for which adequate reserves have been established, (b) Liens of warehousemen, mechanics and materialmen and other similar statutory Liens incurred in the ordinary course of business, (c) any Liens that, individually or in the aggregate, do not materially detract from the value of any of the applicable property, rights or assets of the businesses or materially interfere with the use thereof as currently used and (d) Liens listed on Schedule 10.1(c).

                  Person: any natural person, firm, partnership, association, corporation, company, joint venture, trust, business trust, Governmental Entity or other entity.


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


                  Purchaser Disclosure Schedules: the Schedules setting forth disclosures of Purchaser, or qualifications or exceptions to any of Purchaser's representations and warranties set forth in Article III.

                  Purchaser Guarantee Agreements: means the agreements in the form of Exhibits 10.1(a) ("Purchaser Shareholder Guarantee") and 10.1(b) ("Purchaser Employee Guarantee") executed and delivered by Purchaser Guarantor on the date hereof.

                  Purchaser Guarantor: means The Goldman Sachs Group, Inc., a Delaware corporation.

                  Release: the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Substance into the indoor or outdoor environment.

                  SEC:  the Securities and Exchange Commission.

                  Securities Act: the Securities Act of 1933, as amended, and the rules and regulations promulgated under such act.

                  Senior Notes: collectively (i) the 8.10% Senior Notes Due 2004 issued by the Company pursuant to the Indenture, dated as of March 15, 1994, between the Company and First Union National Bank of North Carolina, as trustee, as amended, amended and restated, supplemented or otherwise modified from time to time and (ii) the 8.75% Senior Notes Due 2008 issued by the Company pursuant to the Indenture, dated as of October 20, 1998, between the Company and First Union National Bank of North Carolina, as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of October 20, 1998 and as otherwise amended, amended and restated, supplemented or modified from time to time.

                  Subsidiary: with respect to any Person (for the purposes of this definition, the "parent"), (i) any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by the parent or by one or more of its respective Subsidiaries or by the parent and any one or more of its respective Subsidiaries or (ii) whose financial statements are or should be consolidated with parent consolidated financial statements in accordance with GAAP.

                  Tax Returns: all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

                  Taxes: all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                  Transaction Documents: this Agreement, the Custody Agreement, the Purchaser Guarantee Agreements and all exhibits and schedules attached thereto and certificates delivered in connection therewith.

                  Treasury Regulations: the regulations prescribed under the Code.

         10.2 Other Defined Terms.

         The following terms are defined in the corresponding Sections of this
Agreement:

Defined Term                                                 Section Reference
------------                                                 -----------------

Acquisition Proposal                                         Section 5.4(a)
                                                             --------------
Claims                                                       Section 5.16
                                                             ------------
Closing                                                      Section 1.3
                                                             -----------
Closing Date                                                 Section 1.3
                                                             -----------
COBRA                                                        Section 2.11(e)
                                                             ---------------
Company                                                      Preamble
                                                             --------
Company Audited Financial Statements                         Section 2.5
                                                             -----------
Company Common Stock                                         Recitals
                                                             --------
Company Expenses Certificate                                 Section 5.10(a)
                                                             ---------------
Company Financial Statements                                 Section 2.5
                                                             -----------
Company Interim Financial Statements                         Section 2.5
                                                             -----------
Company Material Contracts                                   Section 2.15
                                                             ------------
Company Permits                                              Section 2.12(a)
                                                             ---------------
Company Plans                                                Section 2.11(a)
                                                             ---------------
Company SEC Filings                                          Section 2.4(a)
                                                             --------------
Consent Documents                                            Section 5.17
                                                             ------------
Damages                                                      Section 8.2
                                                             -----------
Employees                                                    Section 5.7(a)
                                                             --------------
Environmental Permits                                        Section 2.17(b)
                                                             ---------------
EPA                                                          Section 2.20(a)
                                                             ---------------
EWG Facilities                                               Section 2.20(a)
                                                             ---------------
Executive Amendment Agreements                               Section 2.11(o)
                                                             ---------------
Executives                                                   Section 2.11(o)
                                                             ---------------

Defined Term                                                 Section Reference
------------                                                 -----------------


Facilities                                                   Section 2.20(a)
                                                             ---------------
FPA                                                          Section 2.3(b)
                                                             --------------
FUCO Facilities                                              Section 2.20(a)
                                                             ---------------
GAAP                                                         Section 2.5(a)
                                                             --------------
Improvements                                                 Section 2.14(h)
                                                             ---------------
Insurance Policies                                           Section 2.16(a)
                                                             ---------------
Interim Financial Statements                                 Section 5.15
                                                             ------------
ISRA                                                         Section 5.2(c)
                                                             --------------
Knowledge                                                    Section 11.9(a)
                                                             ---------------
Leased Real Property                                         Section 2.14(a)
                                                             ---------------
Logan Financial Statements                                   Section 2.5(a)
                                                             --------------
LS Power                                                     Section 2.25
                                                             ------------
Managed Company Material Contracts                           Section 2.15(a)
                                                             ---------------
Non-Managed Company Material Contracts                       Section 2.15(b)
                                                             ---------------
Other Real Property Interests                                Section 2.14(c)
                                                             ---------------
Owned Real Property                                          Section 2.14(a)
                                                             ---------------
Party                                                        Preamble
                                                             --------
Pension Plan                                                 Section 2.11(c)
                                                             ---------------
Proposed Acquisition Transaction                             Section 5.4(a)(i)
                                                             -----------------
PUHCA                                                        Section 2.20(a)
                                                             ---------------
Purchaser                                                    Preamble
                                                             --------
Purchaser Indemnified Group                                  Section 8.2(a)
                                                             --------------
PURPA                                                        Section 2.20(a)
                                                             ---------------
QF Facilities                                                Section 2.20(a)
                                                             ---------------
Report                                                       Section 5.2(c)
                                                             --------------
ReUse Insurance Policies                                     Section 5.9
                                                             -----------
Shareholder                                                  Preamble
                                                             --------
Shareholders Indemnified Group                               Section 8.3
                                                             -----------
Surviving Conduct of Business Covenant                       Section 8.1(b)
                                                             --------------
Surviving Covenants                                          Section 8.1(b)
                                                             --------------
Surviving Representations                                    Section 8.1(a)
                                                             --------------
Transaction                                                  Section 1.1
                                                             -----------
Transfer                                                     Section 6.2(x)
                                                             --------------
Trust                                                        Section 3.6
                                                             -----------

         10.3 Interpretation.

         In this Agreement, unless otherwise specified, the following rules of interpretation apply:

         (a) references to Sections, Schedules, Annexes, Exhibits and Parties are references to sections or sub-sections, schedules, annexes and exhibits of, and parties to, this Agreement;

         (b) the section and other headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement;

         (c) references to any law, regulation or statutory provision include references to such law or regulation or provision as modified, codified, re-enacted or replaced;

         (d) references to any Person include references to such Person's successors and permitted assigns;

         (e) words importing the singular include the plural and vice versa;

         (f) words importing one gender include the other gender;

         (g) references to the word "including" do not imply any limitation;

         (h) references to months are to calendar months;

         (i) the words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and

         (j) references to "$" or "dollars" refer to U.S. dollars.

         (k) unless the context otherwise requires: use of any of "law," "statute," "rule," "regulation," or "ordinance" includes any and all of such terms; use of any of "judgment," "order," "decree," "injunction," or "writ" includes any and all of such terms; use of any of "action," "claim," "suit," "proceeding," "arbitration," or "mediation" includes any and all of such terms; and use of any of "permit," "license," "waiver," "authorization," "application," "variance," "exemption," "consent," "approval" or "registration" includes any and all of such terms.

         (l) a defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Fees and Expenses; Transfer Taxes.

         (a) If the Closing shall occur, the Shareholders shall bear the cost of the Company Expenses set forth on the Company Expenses Certificate in excess of the Company Expenses Cap, if any, by way of adjustment to the Adjusted Consideration pursuant to the definition of "Adjusted Consideration" under
Section 10.1.

         (b) Subject to Sections 11.1(c) and 5.17, Purchaser shall pay all fees, costs and expenses, including fees and expenses of counsel, financial advisors and accountants and payments made in connection with obtaining Consents (including software license consents), Permits, exemptions and waivers incurred by Purchaser incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, whether or not the Closing shall have occurred.

         (c) Subject to Section 5.17, the Shareholders and Purchaser shall share equally in the payment of (i) transfer Taxes arising from the Transaction and the transactions contemplated by the other Transactions Documents and (ii) any out-of-pocket fees, costs and expenses incurred in connection with (A) any filings required under the HSR Act and Section 203 of the FPA or (B) obtaining Consents (including software license consents), Permits, exemptions or waivers of third parties required to consummate the Transaction or to consummate the transactions contemplated in the other Transaction Documents.

         11.2 Further Actions.

         Each Party shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated by this Agreement and the other Transaction Documents.

         11.3 Certain Limitations.

         (a) It is the explicit intent and understanding of each of the Parties that no Party nor any of its Affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in the Transaction Documents and no Party is relying on any statement, representation or warranty, oral or written, express or implied, made by another Party or such other Party's Affiliates, representatives or agents, except for the representations and warranties set forth in the Transaction Documents.


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


         (b) The Parties agree that this is an arm's-length transaction in which the Parties' undertakings and obligations are limited to the performance of their obligations under this Agreement and the other Transaction Documents.

         11.4 Notices.

         All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax or telegram, as follows:

         (a) if to the Company,

                           Cogentrix Energy, Inc.
                           9405 Arrowpoint Boulevard
                           Charlotte, NC 28273
                           Fax:  (704) 529-1006
                           Telephone:  (704) 672-2711
                           Attention:  General Counsel

                           with a copy to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, New York  10022
                           Fax:  (212) 909-6836
                           Telephone:  (212) 909-6000
                           Attention:  Meredith M. Brown, Esq.

         (b) if to Purchaser,

                           Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York  10004
                           Fax:  (212) 902-3000
                           Telephone:  (212) 902-1000
                           Attention:  Stephen A. Herman, Esq


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


                           with a copy to:

                           Latham & Watkins LLP
                           885 3rd Avenue
                           New York, New York  10022
                           Fax:  (212) 751-4864
                           Telephone:  (212) 906-1200
                           Attention:  Steven Della Rocca, Esq

         (c) if to the Shareholders,

                           c/o Cogentrix Energy, Inc.
                           9405 Arrowpoint Boulevard
                           Charlotte, NC 28273
                           Fax: (704) 529-1006
                           Telephone: (704) 672-2711
                           Attention: General Counsel

                           with a copy to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, NY 10022
                           Fax: (212) 909-6836
                           Telephone: (212) 909-6000
                           Attention: Meredith M. Brown, Esq


or, in each case, at such other address as may be specified in writing to the other Parties.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received, if by personal delivery, certified or registered mail or next-day or overnight mail or delivery, on the day delivered or, if by fax or telegram, on the next business day following the day on which such fax or telegram was sent, provided that a copy is also sent by certified or registered mail.

         11.5 Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.



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


         11.6 Assignment; Successors; Third-Party Beneficiaries.

         (a) This Agreement is not assignable by any Party without the prior written consent of all of the other Parties and any attempt to assign this Agreement without such consent shall be void and of no effect; provided that Purchaser may, upon written notice to the Shareholders and the Company, (i) assign any of its rights and obligations, in whole or in part, hereunder to an Affiliate of Purchaser to the extent that such assignment does not result in a legal impediment to the consummation of the transactions contemplated by this Agreement, (ii) following the Closing assign any of its rights and obligations hereunder, in whole or in part, to a third party in connection with a sale of all or substantially all of the business of the Company and (iii) collaterally assign, in whole or in part, any of its rights hereunder as security to one or more lenders; provided that any assignment by Purchaser under this Section 11.6, other than pursuant to Section 11.6(a)(ii), shall not relieve Purchaser or Purchaser Guarantor of any of their obligations under this Agreement or any other Transaction Document.

         (b) This Agreement shall inure to the benefit of, and be binding on and enforceable by and against, the successors and permitted assigns of the respective Parties, whether or not so expressed. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties hereto and the successors and assigns permitted by this Section 11.6, any right, remedy or claim under or by reason of this Agreement and no Person, other than the Parties, their successors and permitted assigns, is entitled to rely on any representation, warranty, covenant or agreement contained herein, provided that each present and former director and officer of the Company shall be a permitted third party beneficiary solely in connection with Section 5.11 hereof.

         11.7 Amendment; Waivers, etc.

         (a) No amendment, modification or discharge of this Agreement, and no waiver under this Agreement, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. The waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement or to exercise any right or privilege under this Agreement, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges under this Agreement.

         (b) The rights and remedies in this Agreement provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.


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


         11.8 Entire Agreement.

         This Agreement (including the Schedules and Exhibits referred to in or delivered under this Agreement), the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to their subject matters.

         11.9 Knowledge; Interpretation; Schedules.

         (a) For the purposes of the representations and warranties of the Company contained in Article II that are qualified by the Company's "knowledge", the knowledge of the Company will be deemed to consist of the actual knowledge of any fact, circumstance or condition, after due and reasonable inquiry and investigation in the course of their respective duties, by those individuals listed on Schedule 11.9(a) obtained in the normal course of their respective duties as Shareholders, directors, managers or officers, as the case may be, of the Company or any of its Subsidiaries.

         (b) For the purposes of the representations and warranties of Purchaser contained in Article IV, the knowledge of Purchaser will be deemed to consist solely of the actual knowledge of any fact, circumstance or condition, after due and reasonable inquiry and investigation in the course of their respective duties by those individuals listed in Schedule 11.9(b).

         (c) Items disclosed on one particular Company Disclosure Schedule relating to one section of this Agreement shall be deemed to be constructively disclosed or listed on other Company Disclosure Schedules relating to other sections of this Agreement to the extent it is reasonably apparent on the face of such other Company Disclosure Schedules that such disclosure is applicable to such other Company Disclosure Schedules. The fact that any item of information is contained in a Schedule shall not be construed as an admission of liability under any applicable Law, or to mean that such information is required to be disclosed in or by this Agreement, or to mean that such information is material. Such information shall not be used as a basis for interpreting the term "material", "materially", "materiality" or "Material Adverse Effect", or any similar qualification in this Agreement.

         (d) The Company shall, from time to time prior to the Closing by written notice to Purchaser, supplement the Schedules to this Agreement, or add a Schedule to this Agreement, with a corresponding reference to be added in this Agreement (such added Schedule to be deemed a supplement hereunder) to disclose any matter which, if occurring prior to the date hereof, would have been required to be set forth or described on the Schedules to this Agreement. None of such Schedule supplements shall be deemed to cure the representations and warranties to which such matters relate and, except as explicitly described in this Agreement, shall not otherwise affect this Agreement in any respect including with respect to satisfaction of the conditions set forth in Section 7.2(a) hereof.

         11.10 Severability.

         If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision in this Agreement contained invalid, inoperative, or unenforceable to any extent whatsoever, and such other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a Party. Upon such determination that any provision is invalid, inoperative or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         11.11 Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         11.12 Governing Law.

         OTHER THAN THE APPLICATION OF THE NCBCA TO THE TRANSACTION, THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         11.13 Consent to Jurisdiction, etc.

         (a) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the other Transaction Documents or the transactions contemplated by this Agreement or the other Transaction Documents or for recognition or enforcement of any judgment relating to the transactions contemplated by this Agreement or the other Transaction Documents, and each of the

Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any New York State or Federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Parties agree that any or all of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum.

         (c) Each of the Parties hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

         11.14 Waiver of Punitive and Other Damages and Jury Trial.

         (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

         (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14.

         11.15 Enforcement.

         The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not to be performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to specific performance of the terms hereof, this being in addition to any other right and remedy to which they are entitled under this Agreement or, subject to this Agreement, at law or in equity.

         11.16 Grant of Irrevocable Proxy; Appointment of Proxy.

         Each Shareholder hereby irrevocably (subject to Article IX hereof) grants to, and appoints, Purchaser and Robert S. Mancini in his or her capacity as an officer of Purchaser, and any individual who shall hereafter succeed to such office of Purchaser, and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Company Common Stock, or grant a consent, approval or waiver in respect of such Company Common Stock in connection with any Acquisition Proposal or similar transaction.

         Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Company Common Stock are not irrevocable, and that any such proxies are hereby revoked.

         Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 11.7 is given in connection with the execution of this Agreement to secure the performance of the obligations of the Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy shall remain in full force and effect from the date hereof until the earlier to occur of (i) the termination of this Agreement and (ii) the Closing Date (regardless of whether such early event occurs within 11 months of the date hereof). Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such



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

irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Sections 55-7-22 and 55-7-31 of the NCBCA.

              [the remainder of this page left intentionally blank]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.



                                     GS POWER HOLDINGS, LLC


                                     By: /s/ Robert S. Mancini
                                        --------------------------------
                                          Name:  Robert S. Mancini
                                          Title: Vice President



                                     COGENTRIX ENERGY, INC.


                                     By: /s/ James E. Lewis
                                        --------------------------------
                                          Name:  James E. Lewis
                                          Title: Chief Executive Officer

                                      SHAREHOLDERS:


                                      George T. Lewis, Jr. Investment LLC


                                      By:  /s/ James E. Lewis
                                           ------------------------------------
                                           James E. Lewis, Manager

                                      The Revocable Declaration of Trust by
                                      George T. Lewis, Jr. dated June 28, 1985
                                      As Amended and Restated


                                      By:  /s/ James E. Lewis
                                           ------------------------------------
                                           James E. Lewis, Trustee

                                      /s/ Betty G. Lewis
                                      -----------------------------------------
                                      Betty G. Lewis

                                      /s/ David J. Lewis
                                      -----------------------------------------
                                      David J. Lewis


                                      Estate of Robert W. Lewis


                                      By:  /s/ M. Kearin Lewis
                                           ------------------------------------
                                           M. Kearin Lewis, Executor of the Will
                                           of Robert W. Lewis

                                      /s/ James E. Lewis
                                      -----------------------------------------
                                      James E. Lewis